UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐    Soliciting Material under § 240.14a-12
AutoNation, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED MARCH 4, 2024

NOTICE OF THE 2024 ANNUAL MEETING OF STOCKHOLDERS
To Stockholders of AutoNation, Inc.:
The 2024 Annual Meeting of Stockholders of AutoNation, Inc. will be held in a virtual format only, on Wednesday, April 24, 2024, at 8:00 a.m. Eastern Time for the following purposes as more fully described in the proxy statement:
(1)    To elect the eight director nominees named in the proxy statement, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;
(2)    To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2024;
(3)    To hold an advisory vote to approve named executive officer compensation;
(4)    To approve and adopt an Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation;
(5)    To approve the AutoNation, Inc. 2024 Non-Employee Director Equity Plan;
(6)    To consider a stockholder proposal, if properly presented at the Annual Meeting; and
(7)    To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
Only stockholders of record as of the close of business on March 4, 2024, the record date, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.
We cordially invite you to attend the virtual Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this proxy statement to ensure that your vote will be represented at the Annual Meeting. To attend, vote, and submit questions at the 2024 Annual Meeting, please log in to www.virtualshareholdermeeting.com/AN2024 using the control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. You may revoke your proxy and reclaim your right to vote at any time prior to its use at the Annual Meeting. The proxy statement includes information on what you will need to attend the virtual Annual Meeting.
By Order of the Board of Directors,
C. Coleman Edmunds
Executive Vice President, General Counsel
and Corporate Secretary
March [•], 2024

Page
Internet Availability of Proxy Materials	i
Proxy Statement	1
Information About the Annual Meeting	1
Board of Directors and Corporate Governance	3
Directors	3
Corporate Governance Guidelines and Codes of Ethics	5
Corporate Governance Highlights	5
Role of the Board and Board Structure	5
Board Committees	6
Director Independence	8
Director Selection Process	9
Certain Relationships and Related Party Transactions	9
Board Compensation	10
Stockholder Communications	13
Stockholder Proposals and Nominations for the 2025 Annual Meeting	13
Stock Ownership	14
Security Ownership of Certain Beneficial Owners	14
Security Ownership of Management	15
Executive Compensation	16
Compensation Committee Report	16
Compensation Discussion and Analysis	17
Compensation Tables	26
Summary Compensation Table	26
Grants of Plan-Based Awards	28
Outstanding Equity Awards	30
Option Exercises and Stock Vested	32
Non-Qualified Deferred Compensation	32
Potential Payments Upon Termination or Change in Control	33
Pay Ratio	40
Pay Versus Performance	41
Audit Committee Report	46
Items To Be Voted On	48
Proposal 1: Election of Directors	48
Proposal 2: Ratification of the Selection of Our Independent Registered Public Accounting Firm	48
Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation	50
Proposal 4: Approval and Adoption of an Amended and Restated Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation	51
Proposal 5: Approval of the AutoNation, Inc. 2024 Non-Employee Director Equity Plan	53
Proposal 6: Stockholder Proposal	57
Other Matters	59
Householding; Availability of Annual Report and Proxy Statement	59
Attending the 2024 Annual Meeting of Stockholders	59
Annex A — Reconciliation of Non-GAAP Financial Measures	A-1
Annex B — Fourth Amended and Restated Certificate of Incorporation of AutoNation, Inc.	B-1
Annex C — AutoNation, Inc. 2024 Non-Employee Director Equity Plan	C-1

INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we are furnishing our proxy materials, including this proxy statement and our annual report, to our stockholders primarily via the Internet. On March [•], 2024, we began mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains instructions on how to access our proxy materials on the Internet. The Notice also contains instructions on how to vote via the Internet or by telephone. Other stockholders, in accordance with their prior requests, received an email with instructions on how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting form. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on April 24, 2024

Our 2023 Annual Report and this Proxy Statement are available at http://www.proxyvote.com.

i

PROXY STATEMENT
This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of AutoNation, Inc. (“AutoNation” or the “Company”) for use at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) or any adjournment or postponement thereof. Our Annual Meeting will be held in a virtual format only, on Wednesday, April 24, 2024, at 8:00 a.m. Eastern Time. To attend, vote, and submit questions at the 2024 Annual Meeting, please log in to www.virtualshareholdermeeting.com/AN2024 using the control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials.
Only stockholders of record as of the close of business on March 4, 2024 (the “record date”) are entitled to receive notice of the Annual Meeting and to vote during the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the record date, there were [•] shares of AutoNation common stock issued and outstanding and entitled to vote at the Annual Meeting. We made copies of this proxy statement available to our stockholders beginning on or about March [•], 2024.
INFORMATION ABOUT THE ANNUAL MEETING
Annual Meeting Proposals

Proposal	Matter	Board Vote Recommendation
1	Election of Directors	FOR EACH NOMINEE
2	Ratification of the Selection of KPMG LLP as Our Independent Auditor for 2024	FOR
3	Advisory Vote to Approve Named Executive Officer Compensation	FOR
4	Approval and Adoption of an Amended and Restated Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation	FOR
5	Approval of the AutoNation, Inc. 2024 Non-Employee Director Equity Plan	FOR
6	Stockholder Proposal Regarding Political Contributions	AGAINST
Voting Matters
Quorum. The holders of at least [•] shares (a majority of shares outstanding on the record date) must be present at the Annual Meeting or represented by proxy to conduct business at the Annual Meeting. Both abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.
Voting by Stockholders of Record. If you are a stockholder of record (your shares are registered directly in your name with our transfer agent), you may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. If you receive printed copies of the proxy materials by mail, you may also vote by proxy via the Internet, by telephone, or by mail by following the instructions provided on the proxy card. Stockholders of record who virtually attend the Annual Meeting may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AN2024, entering the applicable control number, and following the instructions on the Annual Meeting website.
Voting by Beneficial Owners. If you are a beneficial owner of shares (your shares are held in the name of a brokerage firm, bank, or other nominee), you may vote by proxy by following the instructions provided in the Notice of Internet Availability of Proxy Materials, voting instruction form, or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares. If you do not provide specific voting instructions to the nominee that holds your shares, such nominee will have the authority to vote your shares only with respect to the ratification of the selection of KPMG LLP as our independent registered public accounting firm (such proposal is considered a “routine” matter under NYSE rules), and your shares will not be voted and will be considered “broker non-votes” with respect to the other proposals (such proposals are considered “non-routine” matters under NYSE rules). To vote during the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, or other nominee that holds your shares.

Changing Your Vote. You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), by signing and returning a new proxy card with a later date, or by attending and voting during the Annual Meeting. Your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again during the Annual Meeting or specifically request in writing that your prior proxy be revoked.
Votes Required to Adopt Proposals. Each share of our common stock outstanding on the record date is entitled to one vote on each of the eight director nominees and one vote on each other matter. To be elected, each director nominee must receive a majority of the votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Approval of Proposals 2, 3, 5, and 6 each requires the affirmative vote of a majority of the shares of common stock present at the Annual Meeting or represented by proxy and entitled to vote on the proposal. Approval of Proposal 4 requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote on the proposal at the Annual Meeting. Although the advisory vote on Proposal 3 is non-binding, the Board and its Compensation Committee will review and carefully consider the voting results when making future decisions regarding our executive compensation program.
Effect of Abstentions and Broker Non-Votes. For the election of directors, broker non-votes (shares held by brokers that do not have discretionary authority to vote on a proposal and have not received voting instructions from their clients) and abstentions will not be counted as having been voted. For Proposals 2, 3, 5, and 6, abstentions will be counted as present and entitled to vote and will have the same effect as negative votes. For Proposals 3, 5, and 6, broker non-votes will not be counted as present and entitled to vote and therefore will not impact the voting results of such proposals. Brokers will have discretionary authority to vote on Proposal 2, since it is considered a routine matter under NYSE rules. For Proposal 4, abstentions and broker non-votes will have the same effect as negative votes.
Voting Instructions. If you complete and submit a proxy with voting instructions, the persons named as proxy holders will follow your instructions. If you are a stockholder of record and submit a proxy without voting instructions, or if your instructions are unclear, the persons named as proxy holders will vote as the Board recommends on each proposal. With respect to any other matters properly presented at the Annual Meeting, the persons named as proxy holders will vote as recommended by our Board, or if no recommendation is given, in their own discretion.
Proxy Solicitation
We will pay for the cost of soliciting proxies, and we have retained Innisfree M&A Incorporated to assist with the solicitation of proxies for an estimated fee of $17,500 plus reimbursement for expenses. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email, or otherwise. As is customary, we will reimburse brokerage firms, banks, and other nominees for forwarding our proxy materials to each beneficial owner of common stock held of record by them.
Attending the Annual Meeting
We are pleased to welcome stockholders to our Annual Meeting, which will be held in a virtual format only. We have designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting.
To attend and vote at the Annual Meeting, please visit www.virtualshareholdermeeting.com/AN2024 and follow the instructions included in our Notice of Internet Availability of Proxy Materials, on your proxy card, or in the email you received regarding our proxy materials. Online access to the Annual Meeting will begin approximately 15 minutes prior to the start of the Annual Meeting. Please see “Attending the 2024 Annual Meeting of Stockholders of AutoNation, Inc.” below for additional information.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Directors
The Board has nominated the eight persons listed below to stand for election for a term expiring at the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified. See “Items To Be Voted On - Proposal 1: Election of Directors.” All of our director nominees were elected by our stockholders at our 2023 Annual Meeting of Stockholders.
Our Board nominees consist of a diverse group of leaders. Two of our Board nominees are women, and one is from an underrepresented racial/ethnic group. Many of our Board nominees have experience serving as executive officers and/or on boards and board committees of major companies. Many of them also have extensive corporate finance and investment banking experience as well as a broad understanding of capital markets.
We have set forth below information regarding each person nominated to stand for election, including the specific experience, qualifications, attributes, or skills that led the Board to conclude that such person should serve as a director. Our Corporate Governance and Nominating Committee and the Board believe that the experience, qualifications, attributes, and skills of our Board nominees provide the Company with the ability to address the evolving needs of the Company and represent the best interests of our stockholders. All of our directors are elected annually.
Rick L. Burdick, age 72, has served as our Chairman of the Board since February 2021 and as one of our directors since May 1991. Mr. Burdick previously served as our Lead Independent Director from December 2018 until January 2021. Mr. Burdick also serves as Chairman of the Board of Directors of CBIZ, Inc., a provider of integrated business services and products. From 1988 through 2019, Mr. Burdick was a partner with Akin, Gump, Strauss, Hauer & Feld, L.L.P., a global full service law firm. Mr. Burdick’s experience as a senior partner at an international law firm advising large companies on a broad range of corporate transactions and on securities law and corporate governance matters led the Board to conclude that he should serve as one of our directors.
David B. Edelson, age 64, has served as one of our directors since July 2008 and is Chair of the Board’s Audit Committee. Mr. Edelson has served as a Managing Director in the North American Private Equity business of Bain Capital, LP, one of the world’s leading private investment firms, since October 2022. Mr. Edelson previously served as the Chief Financial Officer of the Loews Corporation, a diversified company with businesses in the insurance, energy, hospitality, and packaging industries, from May 2014 until May 2022; and, thereafter, as a Senior Advisor from July 2022 until October 2022. Prior to joining Loews, Mr. Edelson was Executive Vice President & Corporate Treasurer of JPMorgan Chase & Co. He was named Corporate Treasurer in April 2001 and promoted to Executive Vice President in February 2003. Mr. Edelson spent the first 15 years of his career as an investment banker, first with Goldman Sachs & Co. and subsequently with JPMorgan Chase & Co. Mr. Edelson’s experience as a senior executive officer of a large holding company owning a wide range of businesses, as well as his experience as an investment banker and corporate treasurer, led the Board to conclude that he should serve as one of our directors.
Robert R. Grusky, age 66, has served as one of our directors since June 2006. In 2000, Mr. Grusky founded Hope Capital Management, LLC, an investment management firm for which he serves as Managing Member. He co-founded New Mountain Capital, LLC, a private and public equity investment management firm, in 2000 and was a Principal, Managing Director and Member of New Mountain Capital from 2000 to 2005 and was a Senior Advisor through 2019, and a member of the Executive Leadership Council since then. From 1998 to 2000, Mr. Grusky served as President of RSL Investments Corporation, the primary investment vehicle for the Hon. Ronald S. Lauder. Prior thereto, Mr. Grusky served in a variety of capacities at Goldman Sachs & Co. in its Mergers & Acquisitions Department and Principal Investment Area. Mr. Grusky is a director of Strategic Education, Inc., an education services company. Mr. Grusky’s board experience and experience in investment management, private equity, and investment banking led the Board to conclude that he should serve as one of our directors.
Norman K. Jenkins, age 61, has served as one of our directors since December 2020. Mr. Jenkins is President and Chief Executive Officer of Capstone Development, a privately held firm he founded in 2009. Capstone develops and acquires commercial and multi-family real estate, with significant expertise in public-private partnerships and developing hospitality real estate that is generally affiliated with international lodging brands. Prior to launching Capstone, Mr. Jenkins was a senior executive and corporate officer of Marriott International Inc. During his 16 year tenure with Marriott, he served in a variety of leadership roles including, Senior Vice President - North American Lodging

Development, Vice President and Chief Financial Officer - Ramada International, Vice President - Owner & Franchise Services and Acquisition Executive. Prior to joining Marriott, Mr. Jenkins spent 5 years with McDonald’s Corporation where he held positions in finance and operations. Mr. Jenkins currently serves as Lead Trustee of Urban Edge Properties and as a director of RE/MAX Holdings, Inc. He previously served on the board of Duke Realty from 2017 until it was acquired by Prologis, Inc. in 2022 and on the board of New Senior Investment Group from 2020 until it was acquired by Ventas, Inc. in 2021. He is a member of the Washington DC Developer Roundtable and is a former member of the Suburban Hospital Board of Trustees and the Howard University Board of Trustees. Mr. Jenkins’s executive and real estate experience led the Board to conclude that he should serve as one of our directors.
Lisa Lutoff-Perlo, age 66, has served as one of our directors since February 2020. Since May 2023, she has served as Vice Chair, External Affairs for the Royal Caribbean Group. Ms. Lutoff-Perlo previously served as President and Chief Executive Officer of Celebrity Cruises, a multi-billion dollar cruise line and wholly-owned subsidiary of Royal Caribbean Cruises Ltd., from December 2014 until May 2023. Previously, Ms. Lutoff-Perlo was the Executive Vice President, Operations of Royal Caribbean International from 2012 to 2014; Senior Vice President, Hotel Operations of Celebrity Cruises from 2007 to 2012; and the Vice President, Onboard Revenue of Celebrity Cruises from 2005 to 2007. Ms. Lutoff-Perlo held various senior positions with Royal Caribbean International from 1985 to 2005. Ms. Lutoff-Perlo’s business operations and senior executive management experience led the Board to conclude that she should serve as one of our directors.
Michael Manley, age 60, has served as our Chief Executive Officer and as a member of our Board since November 1, 2021. Prior to joining AutoNation, Mr. Manley served as Head of Americas and as a member of the Group Executive Council for Stellantis N.V., one of the largest automotive original equipment manufacturers in the world, from January 2021 until October 2021. From July 2018 until January 2021, he served as Chief Executive Officer of Fiat Chrysler Automobiles N.V. (“FCA”), a predecessor to Stellantis N.V. Mr. Manley joined DaimlerChrysler (a predecessor to FCA) in 2000 and, prior to becoming FCA’s Chief Executive Officer, served in a number of management-level roles with increasing responsibility overseeing various aspects of FCA’s operations, including as Executive Vice President - International Sales & Marketing, Business Development and Global Product Planning Operations, Chief Executive Officer of Jeep, Chief Executive Officer of Ram, Chief Operating Officer for the Asia Pacific region, and FCA Global Executive Council member. Mr. Manley currently serves on the Board of Directors of Dover Corporation, a diversified global manufacturer and solutions provider delivering innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions and support services. Mr. Manley’s automotive experience, his broad knowledge of the automotive industry, and his position as our Chief Executive Officer led the Board to conclude that he should serve as one of our directors.
G. Mike Mikan, age 52, has served as one of our directors since March 2013 and is Chair of the Board’s Compensation Committee. Since January 2019, Mr. Mikan has served as Vice Chairman and President of NeueHealth, Inc. (formerly known as Bright Health Group, Inc.), a consumer-focused health insurance and services business, and in April 2020, Mr. Mikan became its Chief Executive Officer. Mr. Mikan served as Chairman and Chief Executive Officer of Shot-Rock Capital, LLC, a private investment capital group, from January 2015 until December 2018. From January 2013 until December 2014, he served as President of ESL Investments, Inc. Mr. Mikan served as the Interim Chief Executive Officer of Best Buy Co., Inc. from April 2012 until September 2012. From November 1998 through February 2012, he served in various executive positions at UnitedHealth Group Incorporated, including as Executive Vice President and Chief Financial Officer and as Chief Executive Officer of UnitedHealth’s Optum subsidiary. Mr. Mikan previously served as a director of Princeton Everest Fund (formerly known as Princeton Private Investments Access Fund) from 2014 until February 2023 and as a Trustee of Ellington Income Opportunities Fund from 2018 until February 2023. Mr. Mikan’s operational and public company leadership experience and his broad understanding of capital investment and allocation led the Board to conclude that he should serve as one of our directors.
Jacqueline A. Travisano, Ed.D., age 54, has served as one of our directors since April 2018 and is Chair of the Board’s Corporate Governance and Nominating Committee. Dr. Travisano has served as Executive Vice President and Chief Financial Officer of Wake Forest University since July 2023. She previously served as the Executive Vice President for Business and Finance and Chief Operating Officer of the University of Miami, a private research university, from June 2017 until June 2023. From 2011 to May 2017, Dr. Travisano served as Executive Vice President and Chief Operating Officer of Nova Southeastern University. She began her career in public accounting at Coopers & Lybrand and is a NACD Governance Fellow. Dr. Travisano’s senior executive and financial, accounting, and operational experience led the Board to conclude that she should serve as one of our directors.

Corporate Governance Guidelines and Codes of Ethics
Our Board is committed to sound corporate governance principles and practices. Our Board’s core principles of corporate governance are set forth in the AutoNation, Inc. Corporate Governance Guidelines (the “Guidelines”), which were adopted by the Board in March 2003 and most recently amended as of October 16, 2023. The Guidelines serve as a framework within which our Board conducts its operations. The Corporate Governance and Nominating Committee of our Board is charged with reviewing annually, or more frequently as appropriate, the Guidelines and recommending to our Board appropriate changes in light of applicable laws and regulations, the governance standards identified by leading governance authorities, and our Company’s evolving needs.
In order to clearly set forth our commitment to conduct our operations in accordance with our high standards of business ethics and applicable laws and regulations, we have a company-wide Business Ethics Program, which includes a Code of Business Ethics applicable to all of our employees. We also maintain a 24-hour Alert-Line for employees to report any Company policy violations under our Business Ethics Program. In addition, our Board has adopted the Code of Ethics for Senior Officers and the Code of Business Ethics for the Board of Directors. These codes comply with applicable NYSE listing standards and SEC rules.
A copy of the Guidelines and the codes referenced above are available on our corporate website at investors.autonation.com. You also may obtain a printed copy of the Guidelines and the codes referenced above by sending a written request to: Investor Relations, AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, Florida 33301.
Corporate Governance Highlights
•Independent Chairman. Rick L. Burdick, one of our independent directors, currently serves as our Chairman of the Board. In addition, our Guidelines provide for the selection of a Lead Independent Director whenever the Chairman of the Board is not an independent director.
•Proxy Access. Our by-laws permit a stockholder, or a group of up to 20 stockholders, who has owned 3% or more of our common stock for at least three years to nominate and include in our proxy materials director candidates representing up to the greater of two individuals or 20% of the Board, provided the stockholder(s) and the nominee(s) satisfy the requirements and conditions specified in our by-laws. See “Stockholder Proposals and Nominations for the 2025 Annual Meeting” below.
•Majority Voting with Resignation Policy for Uncontested Director Elections. Our Guidelines provide that an incumbent director who fails to receive a majority vote in an uncontested election shall tender his or her written resignation to the Chairman of the Board for consideration by the Corporate Governance and Nominating Committee.
•Special Meetings. Our amended and restated by-laws enable stockholders of record holding at least 25% of our common stock to call special meetings of stockholders.
~~•~~Prohibition on Hedging and Short Sales. We prohibit our directors and our employees from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. In addition, we prohibit our directors and employees from engaging in short sales of our securities.
Role of the Board and Board Structure
Our business and affairs are managed under the direction of our Board, which is the Company’s ultimate decision-making body, except with respect to those matters reserved to our stockholders. Our Board’s mission is to maximize long-term stockholder value. Our Board establishes our overall corporate policies, selects and evaluates our senior management team, who is charged with the conduct of our business, and acts as an advisor and counselor to senior management. Our Board also oversees our business strategy and planning, our ongoing and long-term plans for capital allocation, as well as the performance of management in executing our business strategy, assessing and managing risks, and managing our day-to-day operations. Our Board reviews and approves the Company’s long-term strategic plan developed by management.

Our Board’s oversight of our business strategy and planning and management of our day-to-day operations includes an ongoing review of risks that could impact our goals, objectives, and financial condition. In addition, our Audit, Compensation, and Corporate Governance and Nominating committees assist the Board in overseeing our management of risk. Our Audit Committee reviews with management significant risks related to financial reporting, internal controls, and cybersecurity, as well as our comprehensive enterprise risk management process (annually, with quarterly updates, as appropriate) designed to assess, manage and identify risks in order to align Board discussion topics with identified risks. Our Compensation Committee reviews and approves our executive compensation program and also reviews the general compensation structure for our corporate and key field employees. Our Corporate Governance and Nominating Committee oversees our company-wide Business Ethics Program, which includes a Code of Business Ethics applicable to all of our employees and policies and practices relating to environmental, social, and governance issues.
Rick L. Burdick, one of our independent directors, currently serves as our Chairman of the Board. In addition, our Guidelines provide for the selection of a Lead Independent Director if the Chairman of the Board is not an independent director.
The Board believes that having an independent Chairman of the Board is in the best interests of the Company at this time because it allows Mr. Manley, our Chief Executive Officer, to devote his time and attention to the day-to-day operations of the Company, while allowing Mr. Burdick to focus on leading the Board and supporting the initiatives of the Company and management. The Board also believes that our current leadership structure, with the separation of the Chairman of the Board and Chief Executive Officer positions, together with independent leadership at the committee level, enhances the Board’s effectiveness in risk oversight.
Our Board held five meetings and took four actions by unanimous written consent during 2023. In 2023, each person serving as a director attended at least 75% of the total number of meetings of our Board and any Board committee on which he or she served (held during the period for which such person has been a director). Our independent directors held four executive sessions without management present during 2023.
Our directors are expected to attend our Annual Meeting of Stockholders. Any director who is unable to attend our Annual Meeting is expected to notify the Chairman of the Board in advance of the Annual Meeting. Each of our directors attended the 2023 Annual Meeting of Stockholders.
Board Committees
Our Board has three separately designated standing committees to assist the Board in discharging its responsibilities: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. The charters for each of our Board committees are in compliance with applicable SEC rules and NYSE listing standards. These charters are available at investors.autonation.com. You may obtain a printed copy of any of these charters by sending a request to: Investor Relations, AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, Florida 33301.
The following table sets forth the current membership of each of our Board’s committees:

Name	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Rick L. Burdick		✓
David B. Edelson	Chair
Robert R. Grusky			✓
Norman K. Jenkins	✓
Lisa Lutoff-Perlo	✓		✓
G. Mike Mikan		Chair
Jacqueline A. Travisano			Chair

Audit Committee
The Audit Committee primarily assists our Board in fulfilling its oversight responsibilities by reviewing our financial reporting and audit processes and our systems of internal control over financial reporting and disclosure controls. Among the Committee’s core responsibilities are the following: (i) overseeing the integrity of our consolidated financial statements, for which management is responsible, and reviewing and approving the scope of the annual audit; (ii) selecting, retaining, compensating, overseeing, and evaluating our independent registered public accounting firm; (iii) reviewing the Company’s critical accounting policies; (iv) reviewing the Company’s quarterly and annual financial statements prior to the filing of such statements with the SEC; (v) preparing the Audit Committee report for inclusion in our proxy statement; and (vi) reviewing with management significant financial and cybersecurity risks or exposures and assessing the steps management has taken to minimize, monitor, and control such risks or exposures. For a complete description of our Audit Committee’s responsibilities, please refer to the Audit Committee’s charter.
Our Board has determined that each Audit Committee member has the requisite independence and other qualifications for audit committee membership under SEC rules, NYSE listing standards, the Audit Committee’s charter, and the independence standards set forth in the Guidelines (as discussed below under “Director Independence”). Our Board has also determined that each of Messrs. Edelson and Jenkins is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Directors” above for a description of the business experience of each of our Audit Committee members.
The Audit Committee held four meetings during 2023. The Audit Committee Report for 2023, which contains a description of the Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2023, is set forth below under “Audit Committee Report.”
Compensation Committee
The Compensation Committee primarily assists our Board in fulfilling its compensation oversight responsibilities by, among other things: (i) reviewing our director compensation program and suggesting changes in director compensation to the Board, if appropriate; (ii) reviewing and approving the compensation of our CEO and other senior executive officers and setting annual and long-term performance goals for these individuals; (iii) reviewing and approving the compensation of all of our corporate officers; (iv) reviewing the Company’s program for management development and succession planning; (v) reviewing and approving performance-based compensation of executive officers, including incentive awards and stock-based awards; and (vi) administering our equity compensation plans.
Pursuant to its charter, the Compensation Committee may form subcommittees and may delegate to such subcommittees any or all power and authority of the Compensation Committee as the Compensation Committee deems appropriate, provided that no subcommittee may consist of fewer than two members, and provided further that the Compensation Committee may not delegate to a subcommittee any power or authority required by any applicable laws, regulations, or listing standards to be exercised by the Compensation Committee as a whole.
The Compensation Committee reviews executive compensation at its meetings throughout the year and sets executive compensation. The Compensation Committee also reviews director compensation annually and recommends to the full Board the compensation for non-employee directors. Our CEO reviews the performance of other named executive officers and makes recommendations, if any, to the Compensation Committee with respect to compensation adjustments for such officers. However, the Compensation Committee determines in its sole discretion whether to make any adjustments to the compensation paid to such executive officers.
Since October 2019, the Compensation Committee has engaged compensation consultant, Meridian Compensation Partners, LLC (“Meridian”). The Compensation Committee sought input from Meridian on executive and director compensation matters for 2023, including the design and competitive positioning of our executive and director compensation programs, our peer group, appropriate compensation levels, and evolving compensation trends. While the Compensation Committee considered input from Meridian, the Committee’s decisions reflect many factors and considerations.
Meridian did not provide any other services to the Company or its subsidiaries. The Compensation Committee assessed the independence of Meridian pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Meridian from serving as an independent consultant to the Compensation Committee. The Compensation Committee reviews the appointment of its independent compensation consulting firm annually. As part of the review process, the Compensation Committee considers the independence of the firm in accordance with applicable SEC rules and NYSE listing standards.
For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see “Executive Compensation” below, as well as the Compensation Committee’s charter.
Our Board has determined that each Compensation Committee member has the requisite independence for Compensation Committee membership under NYSE listing standards and the independence standards set forth in the Guidelines. Our Board has also determined that each Compensation Committee member qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and as an “outside director” under Section 162(m) of the Internal Revenue Code. The Compensation Committee held four meetings during 2023.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee assists our Board in fulfilling its oversight responsibilities by performing the following duties: (i) reviewing annually, or more frequently as appropriate, the corporate governance principles and practices set forth in the Guidelines, in comparison to the governance standards identified by leading governance authorities and our evolving needs, and making recommendations to the Board with respect to any appropriate amendment to the Guidelines; (ii) considering and advising the Board with respect to other corporate governance issues; (iii) periodically reviewing our codes of ethics and conduct for directors, officers, and employees; (iv) leading annual evaluations of Board and Board committee performance; (v) assessing periodically our Board’s needs in terms of skills and qualifications and recommending to our Board candidates for nomination and election to our Board; (vi) reviewing Board candidates recommended by our stockholders; (vii) recommending to our Board assignments to committees; and (viii) reviewing and evaluating the Company’s programs, policies, and practices relating to social and environmental issues.
Our Board has determined that each Corporate Governance and Nominating Committee member is independent under NYSE listing standards and the independence standards set forth in the Guidelines. The Corporate Governance and Nominating Committee held four meetings during 2023.
The Corporate Governance and Nominating Committee has a policy with regard to the consideration of director candidates recommended by stockholders. For information regarding this policy, refer to “Stockholder Communications - Stockholder Director Recommendations” below.
Director Independence
Under our Guidelines, our Board must consist of a substantial majority of directors who qualify as independent directors under the listing standards of the NYSE. To be considered independent:
•our Board must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company); and
•a director must not have a disqualifying relationship, as set forth in the NYSE listing standards.
To assist the Board in determining whether a director is independent, our Board has established director independence standards, which are part of our Guidelines available at investors.autonation.com. Under our director independence standards, none of our non-employee directors has a material relationship with the Company that impairs his or her independence, and our Board has affirmatively determined that each person who served as one of our directors since the beginning of the last fiscal year, other than Mr. Manley, was “independent” under our director independence standards and the listing standards of the NYSE.

In addition to our independence standards, the directors who serve on our Audit Committee each satisfy standards established by the SEC providing that to qualify as “independent” for the purposes of membership on that committee, members of audit committees may not:
•accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries other than their director compensation, or
•be an affiliated person of the Company or any of its subsidiaries.
In accordance with the listing standards of the NYSE, in affirmatively determining the independence of each director who serves on our Compensation Committee, our Board also considered all factors specifically relevant to determining whether each such director has a relationship to the Company which is material to his or her ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to:
•the source of compensation of each such director, including any consulting, advisory, or other compensatory fee paid by the Company to him or her, and
•whether he or she is affiliated with the Company, a subsidiary of the Company, or an affiliate of a subsidiary of the Company.
Director Selection Process
The Corporate Governance and Nominating Committee is responsible for identifying, evaluating, and recommending candidates to the Board for nomination and election to the Board. The Committee is also responsible for assessing the appropriate balance of skills and characteristics required of our Board members. The Committee considers candidates suggested by its members and other Board members, as well as management and stockholders.
In accordance with the Guidelines, candidates, including candidates recommended by stockholders, are selected on the basis of, among other things, broad experience, financial expertise, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, the candidate’s ownership interest in the Company, and willingness and ability to devote adequate time to Board duties, all in the context of assessing the needs of our Board at that point in time and with the objective of ensuring diversity in the background, experience, and viewpoints of our Board members. The Guidelines provide that the number of directors should permit diversity of experience without hindering effective discussion, diminishing individual accountability, or exceeding a number that can function efficiently as a body.
The Board periodically reviews the size of the Board to determine the size that will be most effective for the Company. In addition, the Board completes an annual self-evaluation, which includes a self-assessment questionnaire for each Board member. The self-assessment questionnaire addresses topics such as the structure of the Board, the skills and backgrounds of the current directors, the size of the Board, and the Board’s committee structure. Each of the Audit, Compensation, and Corporate Governance and Nominating committees also completes an annual self-evaluation, which includes a self-assessment questionnaire tailored specifically for each committee.
Candidates recommended by our stockholders are considered on the same basis as if such candidates were recommended by one of our Board members or other persons. See “Stockholder Communications - Stockholder Director Recommendations” below.
Certain Relationships and Related Party Transactions
Our Board has adopted a written policy which requires that transactions with related parties must be entered into in good faith on fair and reasonable terms that are no less favorable to us than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party. Our Board, by a vote of the disinterested directors, must approve all related party transactions valued over $500,000, while our Audit Committee must approve related party transactions valued between $100,000 and $500,000 and review with management all other related party transactions. Under SEC rules, a related party is defined as any director, executive officer, nominee for director, or greater than 5% stockholder of the Company, and their immediate family members. Since the beginning of 2023, the Company has not participated in any related party transaction in which any related party had or will have a direct or indirect material interest.

Board Compensation
Our non-employee director compensation program is designed to ensure alignment with long-term stockholder interests, to ensure we can attract and retain outstanding directors who meet the criteria outlined under “Director Selection Process” above, and to recognize the time commitments necessary to oversee the Company.
For 2023, our non-employee director compensation program remained the same as it was for 2021 and 2022, and it consisted of the following:
•annual Board retainer of $50,000 for each non-employee director;
•annual retainer of $200,000 for the independent Chairman;
•annual committee retainers of $25,000 for the Chair of the Audit Committee and $15,000 for the Chair of each of the Compensation and Corporate Governance and Nominating Committees;
•annual award of restricted stock units based on a fixed dollar value of $250,000 as described further below; and
•expense reimbursement in connection with Board and committee meeting attendance.
On January 3, 2023, each of our non-employee directors received a grant of 2,331 (calculated by dividing $250,000 by the closing price of our common stock on the grant date and rounding down to the nearest whole number) vested restricted stock units (“RSUs”) under the AutoNation, Inc. 2014 Non-Employee Director Equity Plan (as amended, the “2014 Director Plan”), which was approved by our stockholders at our 2014 Annual Meeting of Stockholders. The RSUs will settle in shares of the Company’s common stock on the first trading day of February in the third year following the date of grant, except to the extent a recipient elected to defer settlement of the RSUs beyond such date in accordance with the terms of the award and the 2014 Director Plan. Settlement of the RSUs will be accelerated in certain circumstances as provided in the terms of the award and the 2014 Director Plan, including in the event the recipient ceases to serve as a non-employee director of the Company. If the Company pays a dividend with respect to its common stock, each RSU award will be credited with a number of additional RSUs equal to (i) the aggregate amount or value of the dividends paid with respect to the number of shares subject to the award on the dividend record date divided by (ii) the fair market value per share on the payment date for such dividend. Any such additional RSUs will be subject to the same terms and conditions that apply to the award, including vesting conditions, and the shares subject to such additional RSUs will be distributed only upon the settlement of the underlying shares with respect to which the dividend equivalents were granted.
Our non-employee directors are eligible to defer all or a portion of their annual and committee retainers under the AutoNation, Inc. Deferred Compensation Plan (the “DCP”). We do not provide matching contributions to non-employee directors that participate in the DCP.

Director Compensation
The following table sets forth the compensation earned during 2023 by each non-employee director who served in 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Rick L. Burdick	250,000	249,930	499,930
David B. Edelson	75,000	249,930	324,930
Robert R. Grusky	50,000	249,930	299,930
Norman K. Jenkins	50,000	249,930	299,930
Lisa Lutoff-Perlo	50,000	249,930	299,930
G. Mike Mikan	65,000	249,930	314,930
Jacqueline A. Travisano	65,000	249,930	314,930
(1)    The amounts reported in this column reflect the grant date fair value of awards computed in accordance with FASB ASC Topic 718. On January 3, 2023, each person then serving as one of our non-employee directors received a grant of 2,331 vested RSUs under the 2014 Director Plan. The grant date fair value of each RSU granted on January 3, 2023 was $107.22, the closing price per share of our common stock on such date.
Outstanding Equity Awards
The following table sets forth information regarding the number of RSUs and the number of options held, as of December 31, 2023, by each non-employee director who served in 2023:

Name	Aggregate Number of RSUs Held as of 12/31/2023	Aggregate Number of Options Held as of 12/31/2023
Rick L. Burdick	18,068	—
David B. Edelson	9,471	—
Robert R. Grusky	8,194	—
Norman K. Jenkins	8,194	—
Lisa Lutoff-Perlo	8,194	—
G. Mike Mikan	13,304	—
Jacqueline A. Travisano	8,194	—
AutoNation, Inc. 2024 Non-Employee Director Equity Plan
In the first quarter of 2024, our Board, upon the recommendation of the Compensation Committee, unanimously:
•approved the AutoNation, Inc. 2024 Non-Employee Director Equity Plan (the “2024 Director Plan”), subject to stockholder approval at the Annual Meeting, in order to replace the 2014 Director Plan, which was scheduled to terminate on May 6, 2024, and
•discontinued the 2014 Director Plan, subject to stockholder approval of the 2024 Director Plan at the Annual Meeting, and confirmed that, if the new plan is approved by stockholders at the Annual Meeting, no new awards shall be issued under the 2014 Plan.
The 2024 Director Plan is intended to benefit the Company and its stockholders by enhancing the Company’s ability to attract, retain, and motivate highly qualified non-employee directors and to further align the interests of such directors with those of our stockholders See “Items To Be Voted On - Proposal 5: Approval of AutoNation, Inc. 2024 Non-Employee Director Equity Plan” for more information regarding the 2024 Director Plan.

Director Stock Ownership Guidelines
Under our director stock ownership guidelines, each of our non-employee directors is expected to hold shares of the Company’s common stock having a fair market value of not less than $750,000 by the fifth anniversary of the date of his or her initial appointment to the Board. The following table sets forth information regarding the number of shares (including vested RSUs) held as of February 27, 2024 by our non-employee directors.

Name	Number of Shares Held	Fair Market Value of Shares Held ($)(1)	Progress Towards Stock Ownership Guidelines
Rick L. Burdick	64,219	9,278,361	Achieved
David B. Edelson	58,793	8,494,413	Achieved
Robert R. Grusky	45,945	6,638,134	Achieved
Norman K. Jenkins	9,853	1,423,561	Achieved
Lisa Lutoff-Perlo	9,853	1,423,561	Achieved
G. Mike Mikan	33,722	4,872,155	Achieved
Jacqueline A. Travisano	6,182	893,175	Achieved
(1)     The fair market value of the shares is based on the closing price of our common stock on February 27, 2024 ($144.48).

Stockholder Communications
Communications with the Company and the Board
Stockholders and interested parties may communicate with the Company through its Investor Relations Department by writing to Investor Relations, AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, Florida 33301. Stockholders and interested parties interested in communicating with our Board, any Board committee, any individual director, or any group of directors (such as our independent directors) should send written correspondence to Board of Directors c/o Corporate Secretary, AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, Florida 33301. Additional information is available on our corporate website at investors.autonation.com.
Stockholder Director Recommendations
The Corporate Governance and Nominating Committee has established a policy pursuant to which it considers director candidates recommended by our stockholders. All director candidates recommended by our stockholders are considered for selection to the Board on the same basis as if such candidates were recommended by one or more of our directors or other persons. To recommend a director candidate for consideration by our Corporate Governance and Nominating Committee, a stockholder must submit the recommendation in writing to our Corporate Secretary not later than 120 calendar days prior to the anniversary date of our proxy statement distributed to our stockholders in connection with our previous year’s annual meeting of stockholders, and the recommendation must provide the following information: (i) the name of the stockholder making the recommendation; (ii) the name of the candidate; (iii) the candidate’s resume or a listing of his or her qualifications to be a director; (iv) the proposed candidate’s written consent to being named as a nominee and to serving as one of our directors if elected; and (v) a description of all relationships, arrangements, or understandings, if any, between the proposed candidate and the recommending stockholder and between the proposed candidate and us so that the candidate’s independence may be assessed. The stockholder or the director candidate also must provide any additional information requested by our Corporate Governance and Nominating Committee to assist the Committee in appropriately evaluating the candidate.
Stockholder Proposals and Nominations for the 2025 Annual Meeting
Proposals for Inclusion in our Proxy Materials
Under SEC rules, if a stockholder wishes to submit a proposal for inclusion in our Proxy Statement for the 2025 Annual Meeting of Stockholders, the proposal must be received by our Corporate Secretary not later than November [•], 2024. All proposals must comply with Rule 14a-8 under the Exchange Act.
Nominations for Inclusion in our Proxy Materials (Proxy Access)
Under our proxy access bylaw, a stockholder (or a group of up to 20 stockholders) owning three percent or more of our common stock continuously for at least three years may nominate and include in our proxy statement candidates for up to 20% of our Board (rounded down, but not less than two). Nominations must comply with the requirements and conditions of our proxy access bylaw, including delivering proper notice to us not earlier than October [•], 2024 nor later than November [•], 2024. Detailed information for submitting proxy access nominations will be provided upon written request to the Corporate Secretary of AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, Florida 33301.
Other Proposals and Nominations
Any stockholder who wishes to make a nomination or introduce an item of business, other than as described above, must comply with the procedures set forth in our by-laws, including delivering proper notice to us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting, which means not earlier than December [•], 2024 nor later than January [•], 2025.
A person who intends to solicit proxies in support of director nominees other than the Company’s nominees must satisfy the requirements under our by-laws, including by providing the notice to the Company that sets forth the information required by Rule 14a-19(b) under the Exchange Act.
Detailed information for submitting stockholder proposals or nominations, other than for inclusion in our proxy statement, will be provided upon written request to the Corporate Secretary of AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, Florida 33301.

STOCK OWNERSHIP
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth certain information as of February 27, 2024 regarding beneficial owners of more than five percent of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(1)
William H. Gates III One Microsoft Way, Redmond, WA 98052	9,871,303	(2)	23.7%
ESL Investments, Inc. and related entities(3) 1170 Kane Concourse, Suite 200, Bay Harbor, FL 33154	4,434,270	(4)	10.6%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	3,585,551	(5)	8.6%
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	2,931,619	(6)	7.0%
(1)    Based on 41,684,578 shares outstanding at February 27, 2024.
(2)    Based on a Schedule 13D/A filed with the SEC on February 13, 2024, all shares held by Cascade Investment, L.L.C. (“Cascade”) may be deemed to be beneficially owned by William H. Gates III as the sole member of Cascade. Cascade and Mr. Gates have sole voting and dispositive power with respect to 9,871,303 shares. The address of Cascade is 2365 Carillon Point, Kirkland, WA 98033.
(3)    Includes ESL Partners, L.P. (“ESL”), RBS Partners, L.P. (“RBS”), ESL Investments, Inc. (“Investments”), The Lampert Foundation (the “Foundation”), and Edward S. Lampert. ESL, RBS, Investments, the Foundation, and Mr. Lampert are collectively referred to as the “ESL Entities.” RBS is the general partner of, and may be deemed to indirectly beneficially own securities owned by, ESL. Investments is the general partner of, and may be deemed to indirectly beneficially own securities owned by, RBS. Mr. Lampert is the Chairman, Chief Executive Officer and Director of, and may be deemed to indirectly beneficially own securities owned by, Investments. Mr. Lampert and his wife Kinga Keh Lampert are co-trustees of, and may be deemed to indirectly beneficially own securities owned by, the Foundation.
(4)    Based on a Schedule 13D/A filed with the SEC on January 12, 2024 and a Form 4 filed on February 12, 2024, the total number of AutoNation shares beneficially owned by the ESL Entities consists of 4,408 shares held or controlled by ESL, 162,002 shares held by the Foundation, 4,264,562 shares held by Mr. Lampert, 1,649 shares held by The Nicholas Floyd Lampert 2015 Trust, and 1,649 shares held by The Nina Rose Lampert 2015 Trust. Each of ESL, RBS, and Investments has sole voting and dispositive power with respect to 4,408 shares; the Foundation has sole voting and dispositive power with respect to 162,002 shares; and Mr. Lampert has sole voting and dispositive power with respect to 4,434,270 shares.
(5)    Based on a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group has sole voting power with respect to zero shares, shared voting power with respect to 10,460 shares, sole dispositive power with respect to 3,545,332 shares, and shared dispositive power with respect to 40,219 shares.
(6)    Based on a Schedule 13G/A filed with the SEC on January 26, 2024, BlackRock, Inc. has sole voting power with respect to 2,738,493 shares and sole dispositive power with respect to 2,931,619 shares.

SECURITY OWNERSHIP OF MANAGEMENT
The following table sets forth certain information as of February 27, 2024 regarding the amount of our common stock beneficially owned by (1) each of our directors, (2) each of our 2023 named executive officers, and (3) our directors and executive officers as a group. Beneficial ownership includes (1) shares that may be acquired within 60 days of February 27, 2024 through the exercise of outstanding stock options and (2) vested restricted stock units held by our non-employee directors. Unless otherwise indicated and subject to applicable community property laws, each person listed in the table has sole voting and investment power with respect to the securities listed.

Name of Beneficial Owner	Number of Shares of Common Stock Owned		Number of Shares Acquirable Within 60 days		Shares of Common Stock Beneficially Owned
					Number	Percent(1)
Rick L. Burdick	44,492		19,727	(2)	64,219	*
David B. Edelson	51,334		7,459	(2)	58,793	*
Robert R. Grusky	36,092		9,853	(2)	45,945	*
Norman K. Jenkins	—		9,853	(2)	9,853	*
Lisa Lutoff-Perlo	3,671		6,182	(2)	9,853	*
G. Mike Mikan	23,869	(3)	9,853	(2)	33,722	*
Jacqueline A. Travisano	—		6,182	(2)	6,182	*
Michael Manley	33,255		—		33,255	*
Thomas A. Szlosek	1,421		—		1,421	*
Gianluca Camplone	4,610		—		4,610	*
C. Coleman Edmunds	17,021		—		17,021	*
Dave Koehler	5,545		—		5,545	*
Marc Cannon	—		—		—	*
Joseph T. Lower	—		—		—	*
All current directors and executive officers as a group (14 persons)	221,310		69,109		290,419	*
*    Less than 1%.
(1)    Based on 41,684,578 shares outstanding at February 27, 2024.
(2)    Represents vested restricted stock units.
(3)    Includes 14,259 shares held by a trust for the benefit of Mr. Mikan’s family, of which Mr. Mikan is the trustee.

EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
The following statement made by our Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.
The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Compensation Committee:

G. Mike Mikan, Chair
Rick L. Burdick

COMPENSATION DISCUSSION AND ANALYSIS
Overview
This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee (referred to as the “Committee” in this section) of the Board has made under those programs with respect to the “named executive officers” listed below, and the factors considered in making those decisions.
Executive Officer Transitions. On August 7, 2023, Thomas Szlosek joined the Company as Executive Vice President and Chief Financial Officer, and Joseph T. Lower, our former Chief Financial Officer, transitioned to a new role overseeing business transformation initiatives for the Company. Marc Cannon, our former Executive Vice President and Chief Customer Experience Officer, retired from the Company on December 31, 2023, and he was not serving as an executive officer as of such date.
Named Executive Officers. Our “named executive officers” for 2023 are as follows:

Michael Manley	Chief Executive Officer and Director
Thomas A. Szlosek	Executive Vice President and Chief Financial Officer
Gianluca Camplone	Chief Operating Officer, Precision Parts Business, and Executive Vice President, Head of Mobility, Business Strategy, and Development
C. Coleman Edmunds	Executive Vice President, General Counsel and Corporate Secretary
Dave Koehler	Chief Operating Officer, Non-Franchised Business
Marc Cannon	Former Executive Vice President and Chief Customer Experience Officer
Joseph T. Lower	Former Executive Vice President and Chief Financial Officer
2023 Financial Highlights
In 2023, our total stockholder return was 40.0%, compared to 24.2% for the S&P 500. Our revenue was relatively flat, and our adjusted earnings per share decreased 6%, in 2023 as compared to 2022, driven primarily by moderation in new vehicle margins resulting from increasing supply and availability of new vehicle inventory, as well as an increase in SG&A expenses, due to acquisitions and investments in technology and strategic initiatives, and an increase in borrowing costs, due to higher interest rates and higher inventory levels. Our results of operations in 2023 benefited from a significant increase in same store parts and service gross profit, resulting from double-digit year-over-year increases in gross profit from customer-pay service, the preparation of vehicles for sale, and warranty service. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2023, for additional information regarding our financial results and see Annex A for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.
Compensation Philosophy and Objectives
Our executive compensation programs are administered by the Committee. The Committee’s fundamental philosophy is to closely link executive compensation with the achievement of performance goals tied to key metrics and to create an owner-oriented culture through our executive compensation programs. The objectives of our executive compensation program are to ensure that we are able to attract and retain highly skilled executives and to provide a compensation program that incentivizes management to optimize business performance, deploy capital productively, and increase long-term stockholder value.
The Committee believes that total compensation for each of our executive officers should be fair for the services rendered and competitive with market practice. In addition, the Committee designs our executive compensation program to be transparent and easily understood and administered, which is why the key components of executive compensation are limited to a base salary, an annual cash incentive award based on the achievement of a predetermined performance goal, and long-term incentive awards in the form of time-based and performance-based equity awards. The Committee strives to ensure executive compensation aligns management with the Company’s annual and long-term plans, business strategy, and stockholder interests.

Setting Compensation Levels of Executive Officers
The Committee reviews executive compensation at its meetings throughout the year and sets executive compensation based primarily on our financial and operating performance and on executive management’s performance in executing the Company’s business strategy, optimizing the Company’s business performance and productivity of its business operations, deploying capital productively, and increasing long-term stockholder value. The Committee also considers the scope of each executive’s experience, duties and responsibilities, individual performance, and total compensation, as well as compensation market data derived from our peer group. Our Chief Executive Officer reviews the performance of other named executive officers and makes recommendations, if any, to the Committee with respect to compensation adjustments for such officers. However, the Committee determines in its sole discretion whether to make any adjustments to the compensation paid to such executive officers.
For 2023, as in prior years, a significant portion of the total compensation for each named executive officer was allocated to compensation in the form of an annual performance-based cash incentive award and performance-based equity awards in order to provide incentives to enhance long-term stockholder value.
The Role of the Compensation Consultant. Since 2019, the Committee has engaged a compensation consultant, Meridian Compensation Partners, LLC, an independent compensation consulting firm, to provide research and analysis and to make recommendations as to the form and level of executive compensation. The Committee sought input from Meridian on executive compensation matters for 2023, including the design and competitive positioning of our executive compensation program, our peer group, appropriate compensation levels, and evolving compensation trends. See “Board of Directors and Corporate Governance - Board Committees - Compensation Committee” above for more information regarding the Committee’s engagement of Meridian.
The Role of Peer Companies and Benchmarking. As part of its review of executive compensation for 2023, the Committee reviewed the executive compensation arrangements at peer group companies. Our peer group included comparable companies from specialty retail and related industries, which were selected based on specific financial measures, including, but not limited to, revenue, total assets, headcount, market capitalization, net income, and profit margins. For purposes of 2023 executive compensation decisions, the Committee undertook a review of our peer group used for 2022. The Committee determined that, for 2023, Bath & Body Works, Inc. and Bed Bath & Beyond Inc. should be removed from the peer group and replaced with Lithia Motors, Inc. and O’Reilly Automotive, Inc., which the Committee determined were more comparable, including as competitors in the automotive industry. For 2023, our peer group consisted of the following companies:

AutoZone, Inc.	The Gap, Inc.	Nordstrom, Inc.
Best Buy Co., Inc.	Genuine Parts Company	O'Reilly Automotive, Inc.
CarMax, Inc.	Kohl’s Corporation	Penske Automotive Group, Inc.
Dollar General Corporation	Lithia Motors, Inc.	Ross Stores, Inc.
Dollar Tree, Inc.	Macy’s Inc.	The TJX Companies, Inc.
The Committee reviewed executive compensation benchmark data in order to evaluate and confirm whether our executive compensation was within a reasonably competitive range and to set executive compensation for 2023. The Committee, however, did not set executive compensation at a specific target percentile within the peer group.
The Committee focuses on providing compensation that is fair for the services rendered and reflects an executive’s experience, performance, and scope of responsibilities, setting incentive opportunities that closely link executive compensation with the achievement of Company performance goals, and creating an owner-oriented culture, where the interests of our executive officers are aligned with the long-term interests of our stockholders.
2023 Executive Compensation Elements
The key elements of our executive compensation program for the year ended December 31, 2023 were:
•base salary;
•an annual performance-based cash incentive award; and
•long-term incentive compensation in the form of time-based and performance-based restricted stock units (“RSUs”).

Executive officers are also entitled to limited perquisites and other benefits as outlined below under “Perquisites and Other Benefits.” The following is a summary of the considerations underlying each element of compensation paid to our named executive officers for 2023.
Base Salary
We provide our named executive officers and other officers with a base salary to compensate them for services rendered during the fiscal year. The Committee reviews and, as appropriate, adjusts the base salaries for our named executive officers. The factors that the Committee considers in setting salaries include an executive’s experience, the scope of job responsibilities, individual contributions to our success, company-wide performance, and market compensation. For 2023, the Committee did not approve any base salary increases for any of our named executive officers that were serving in 2022. Effective as of August 7, 2023, Mr. Lower’s base salary was reduced to $100,000 per year, in light of his transition to a non-executive role with the Company.
Annual Incentive Awards
A core component of our executive compensation program is the annual performance-based cash incentive program in which our named executive officers participate. The program is designed to incentivize our senior management team to continually improve our operating performance and to use capital to maximize returns.
In February 2023, the Committee established a performance goal for the 2023 annual incentive program under the AutoNation, Inc. 2017 Employee Equity and Incentive Plan (the “2017 Plan”) based upon a specified level of adjusted operating income per basic share, taking into consideration our 2022 financial results, anticipated industry dynamics for 2023, planned capital investments, our macroeconomic outlook, payout opportunities, and pay-for-performance alignment. Each of our named executive officers participated in the annual incentive program for 2023.
For 2023, the adjusted operating income per basic share target was set approximately 19% higher than the target for 2022. The 2023 target was set lower than our achievement in 2022 due to anticipated reductions in new vehicle margins as a result of increasing supply and availability of new vehicle inventory, as well as anticipated increases in borrowing costs due to higher interest rates and higher inventory levels.
The following table sets forth the 2023 threshold, target, and maximum payout levels established under the annual incentive program for each of our named executive officers based on the adjusted operating income per basic share performance metric:

Performance		Payout
Threshold	$25.84	50%
Target	$32.31	100%
Maximum	$51.69	200%
In calculating the level of our performance under our annual performance-based cash incentive program, certain adjustments are made to operating income per basic share to ensure that operating performance is fairly measured to incentivize management appropriately. For example, floorplan interest expense is charged against operating income to ensure management manages this expense. On a GAAP basis, floorplan interest expense is not included in operating income. Operating income per basic share is also adjusted for acquisitions and to reflect a capital charge for the repurchase of shares of our common stock. The capital charge is designed to encourage more productive uses of capital and to discourage less productive uses of capital. The Committee also has the authority to make, and from time to time makes, appropriate equitable adjustments to reflect the impact of unusual or infrequently occurring items.
One hundred percent of the target incentive award for each participant is based upon achievement of the predetermined performance goal. The annual incentive awards are payable on a sliding scale based on the Company’s actual achievement relative to the predetermined goal, with the possibility that awards earned may exceed or be less than the targeted payout level. The Committee has absolute “negative discretion” to eliminate or reduce the amount of any award under the program.

The following table sets forth the 2023 threshold, target, and maximum annual incentive awards, expressed as a percentage of salary, established by the Committee for each of our named executive officers in 2023. Target bonus opportunities were set based on the Committee’s objective of aligning a significant portion of executive compensation with the achievement of objective annual performance goals and a consideration of peer group and market data. The threshold, target, and maximum annual incentive award for each named executive officer that was eligible for an annual incentive award in 2022 remained the same for 2023 as compared to 2022.

Participant	Threshold	Target	Maximum
Michael Manley	100%	200%	400%
Thomas A. Szlosek(1)	50%	100%	200%
Gianluca Camplone	45%	90%	180%
C. Coleman Edmunds	38%	75%	150%
Dave Koehler	38%	75%	150%
Marc Cannon	40%	80%	160%
Joseph T. Lower(2)	45%	90%	180%
(1)    Mr. Szlosek’s award was prorated based on his date of hire.
(2)    Mr. Lower’s annual incentive award was prorated based on his base salary for the portion of 2023 prior to his transition date and his base salary for the portion of 2023 following his transition date.
Our actual results for 2023 were above the performance target set by the Committee. Our outperformance relative to target was driven principally by a significant increase in same store parts and service gross profit, resulting from double-digit year-over-year increases in gross profit from customer-pay service, the preparation of vehicles for sale, and warranty service. Based on our financial performance against the performance target, incentive awards under the 2017 Plan were paid at 149% of the targeted levels.
The following table sets forth our performance under the 2017 Plan for 2023:

2023 Performance Metric	Target	Attainment	Payout Relative to Individual Target
Adjusted Operating Income Per Basic Share	$32.31	$35.44	149%
Actual payouts to our named executive officers are shown in our “Summary Compensation Table” under “Compensation Tables” below.
Long-Term Incentive Awards
The Committee grants stock-based awards to our named executive officers in order to provide long-term incentives, which align the long-term interests of management with the long-term interests of our stockholders. The Committee believes that stock-based awards motivate our named executive officers to focus on optimizing our long-term business performance and stockholder value and creating an owner-oriented culture.
Stock-based awards are approved on an annual basis in amounts determined by the Committee, while carefully considering the cost to us and our stockholders, including common stock dilution. The sum of all stock-based awards granted to AutoNation employees in 2023 represented potential share issuances equal to approximately 0.8% of our outstanding common stock, based on the number of shares outstanding at the beginning of 2023.
Annual Awards
In February 2023, the Committee, advised by Meridian and based on a review of peer group and market data, approved the 2023 long-term incentive plan under the 2017 Plan, which included RSU awards (the “2023 RSU Awards”) for each of our named executive officers. The Committee generally sets the target award levels for long-term incentive awards that may be earned by each executive, taking into account the executive’s position, experience, and job duties. While the Committee considers peer group data, the Committee does not target a specific percentile within the peer group. The Committee also considers an executive’s individual skills, experience, both in general and in the role, and future potential in establishing the target value of each executive’s award.

The following table sets forth the target grant date value for the 2023 RSU Awards that the Committee approved in 2023 for each of our named executive officers that was eligible for an award in 2023. Mr. Szlosek was not eligible for a 2023 RSU Award based on his date of hire. See “Other Awards” below for a description of certain awards Mr. Szlosek received in August 2023 in connection with his appointment as our Executive Vice President and Chief Financial Officer. The target grant date values for each named executive officer who was eligible for a long-term incentive award in 2022 remained the same for 2023 as compared to 2022.

Participant	2023 RSU Award Target Value
Michael Manley	$7,200,000
Gianluca Camplone	$2,000,000
C. Coleman Edmunds	$1,400,000
Dave Koehler	$1,000,000
Marc Cannon	$1,800,000
Joseph T. Lower	$2,000,000
The 2023 RSU Awards for each of our named executive officers listed in the table above were made on March 1, 2023 in the form of three different grants of RSUs. The first grant was a time-based award, representing approximately 40% of the total number of RSUs they received in March 2023, and was made subject to a three-year installment vesting schedule, pursuant to which one-third of the grant will vest on the first three anniversaries of the grant date. The second and third grants (collectively, the “2023-2025 PBRSUs”), each representing approximately 30% of the total number of RSUs granted to each of our executive officers in March 2023, were made subject to a three-year performance period (fiscal years 2023-2025) based on (a) our total shareholder return relative to a peer group approved by the Committee (“Relative TSR”) for the second grant and (b) a measure of return on invested capital (“ROIC”) for the third grant.
The 2023-2025 PBRSUs will cliff vest following the three-year performance period, with zero to 200% of the target number of shares vesting depending on the Company’s performance relative to the applicable performance metric (threshold performance would result in a payout equal to 40% of the target number of shares). Target Relative TSR and ROIC levels were established by the Committee in February 2023 after consultation with Meridian and a review of the strategic plan for fiscal years 2023-2025. The target levels for the 2023-2025 PBRSUs were set at levels viewed as challenging but attainable, while the maximum goals were considered to be much more demanding.
The Committee chose Relative TSR as a performance measure because the Committee believes it is an objective and meaningful metric to evaluate our performance against the performance of comparable companies and aligns the interests of our named executive officers with the interests of our stockholders in creating long-term value. The ROIC measure is intended to hold our executive officers accountable for maximizing income returns relative to capital invested. The Committee believes that these performance measures appropriately incentivize our executives to strive for continuously improving performance and provide variable compensation based on performance achieved against pre-established goals.
Settlement of 2021-2023 PBRSUs. In the first quarter of 2024, the Committee certified the Company’s performance relative to the performance goals established for the 2021-2023 PBRSUs awarded to Messrs. Edmunds, Cannon, and Lower in 2021. None of our other named executive officers received an award of 2021-2023 PBRSUs.
The following table sets forth our performance relative to each performance goal established for the 2021-2023 PBRSUs.

2021-2023 RSUs	Threshold(1)	Target	Maximum(2)	Actual	Payout(3)
Adjusted EBITDA Metric (3-year cumulative)(4)	$2,548	$3,397	$3,737	$6,092	150%
ROIC Metric (3-year average)(5)	8.25%	10.25%	12.25%	25.63%	150%
CSI Metric (3-year average)(6)	60%	70% - 75%	85%	76.40%	107%
(1)    50% payout.
(2)    150% payout.

(3)    A linear interpolation is applied for performance above threshold and below maximum.
(4)    The Adjusted EBITDA metric was defined as gross profit, less selling, general, and administrative expenses, less floorplan interest expense, subject to certain adjustments approved by the Committee to reflect the impact of unusual or infrequently occurring items in accordance with the terms of the 2017 Plan. Amounts presented in millions.
(5)    The ROIC metric was defined as (x) gross profit, less selling, general, and administrative expenses, less floorplan interest expense, less depreciation and amortization, and less income taxes divided by (y) our Adjusted Average Invested Capital, subject to certain adjustments approved by the Committee to reflect the impact of unusual or infrequently occurring items in accordance with the terms of the 2017 Plan. Adjusted Average Invested Capital is defined as the average balance for each quarter-end during the three-year performance period of non-vehicle long-term debt, plus current maturities of non-vehicle long-term debt, plus commercial paper, plus total shareholders’ equity, less cash and cash equivalents.
(6)    The CSI metric was calculated based on customer satisfaction indices established by certain vehicle manufacturers.
The Adjusted EBITDA, ROIC, and CSI grants represented 40%, 40%, and 20%, respectively, of the total number of 2021-2023 PBRSUs awarded to Messrs. Lower, Cannon, and Edmunds in 2021. Accordingly, the payout for the 2021-2023 PBRSUs was 141%, on a weighted-average basis, of the target number of shares awarded.
Other Awards
In connection with his appointment as our Executive Vice President and Chief Financial Officer, on August 7, 2023, Mr. Szlosek received a one-time sign-on grant of time-based restricted stock units with a grant date value of approximately $1.5 million and a one-time sign-on grant of performance-based restricted stock units with a grant date value of approximately $1.0 million. The one-time sign-on grant of time-based restricted stock units will vest in one-third annual increments over three years, and the one-time sign-on grant of performance-based restricted stock units will be subject to a three-year performance period based on the same performance goals the Committee approved for the 2023-2025 PBRSUs discussed above. In addition, we agreed to pay Mr. Szlosek a one-time sign-on cash payment in the amount of $1.0 million in two installments. The first installment was paid on his date of hire, August 7, 2023, and the second installment will be paid as soon as administratively feasible following the first anniversary of such date. If Mr. Szlosek resigns from the Company or is terminated for cause before the second anniversary of his first day of employment with the Company, he will be required to pay back the amount he received from the Company, prorated based on the number of months employed with the Company. These awards were intended to replace certain compensation that Mr. Szlosek forfeited from prior employment in connection with his recruitment to the Company.
Perquisites and Other Benefits
Our compensation program for named executive officers also includes limited perquisites, including participation in Company car programs entitling the executives to a demonstrator vehicle and/or a vehicle allowance, executive health benefits, personal use of sporting or entertainment event tickets, and occasional use of secretarial services with respect to personal matters. The Company car programs are part of a competitive compensation package used to attract and retain executive talent in our industry and to familiarize our executive officers with the products that we sell.
In addition, Mr. Manley’s amended employment agreement provides for limited personal use of corporate aircraft, capped at 70 hours per year. The personal use of corporate aircraft was offered to Mr. Manley beginning in 2023 in consideration of the time demands of Mr. Manley and to allow him to more effectively utilize travel time. Mr. Manley recognized imputed taxable income and was not provided a tax reimbursement for personal use of corporate aircraft.
The Committee believes that the perquisites provided to the named executive officers are consistent with market practice and contribute to executive productivity and retention.
Our compensation program for named executive officers also includes other benefits, including participation in the Company’s life and health insurance and similar benefit programs (including the AutoNation 401(k) Plan and the AutoNation, Inc. Deferred Compensation Plan) on the same general terms as other participants in these programs.

Employment Agreement with CEO
We enter into employment agreements with persons serving as our Chief Executive Officer. The Committee believes that an employment agreement is appropriate to provide certainty regarding terms and conditions of employment and to aid in recruitment and retention.
In connection with his appointment as our Chief Executive Officer, we entered into an employment agreement with Mr. Manley on September 9, 2021. The Committee believes that entering into the employment agreement with Mr. Manley furthered our efforts to attract and recruit him to the Company. See the narrative following the “Summary Compensation Table” below for more information regarding his employment agreement.
Severance and Change in Control Policy and Agreements for Post-Termination Payments
We have a policy governing severance and change in control agreements with the Company’s named executive officers, which is set forth in our Corporate Governance Guidelines. Generally, the policy provides that we will not enter into any severance agreements with senior executives that provide specified benefits in an amount exceeding 299% of the sum of such executive’s base salary plus bonus unless such severance agreement has been submitted to a stockholder vote. Further, unless such severance agreement has been submitted to a stockholder vote, we will not enter into a severance agreement that provides for the payment of specified benefits to an executive triggered by (i) a change in control of our Company that is approved by stockholders but not completed, or (ii) a completed change in control of the Company in which the named executive officer remains employed in a substantially similar capacity by the successor entity. We have not entered into any change in control agreements with any of our named executive officers.
Our employment agreement with Mr. Manley and our letter agreement with Mr. Camplone each provides for payments or benefits at, following, or in connection with, termination under certain circumstances. See the narrative following the “Summary Compensation Table” below for more information regarding the letter agreement entered into with Mr. Camplone. We do not have employment agreements with our other named executive officers.
Under the 2017 Plan, if an outstanding award is continued, assumed, or substituted in connection with a “change in control” (as defined in the 2017 Plan and related agreements), then, in the case of awards subject to performance goals, the performance goals will be deemed to be achieved at the target level of performance, and the awards will vest in full at the end of the applicable performance period, subject to the participant’s continued employment. Also, if awards remain outstanding in connection with a change in control, the 2017 Plan only provides for “double trigger” vesting. Specifically, if within 24 months following such change in control, a participant’s employment or service is terminated without cause or the participant resigns with good reason (as defined in the 2017 Plan and related agreements), all restrictions on such participant’s RSUs will immediately lapse and such awards will be settled as soon as reasonably practicable. These provisions are designed to promote stability and continuity of senior management.
In April 2018, the Board adopted the Severance Plan to help retain key employees and maintain a stable work environment by providing severance benefits to covered employees in the event of certain terminations of employment. Under the Severance Plan, in the event a covered employee is terminated without cause, or a covered employee terminates his or her employment for good reason, as long as such person (a) is not in material breach of any restrictive covenant agreement with the Company, (b) does not breach any such restrictive covenant agreement as if it had been in effect through the 18-month period following the applicable termination date, and (c) signs a waiver and release of claims, then such person will be entitled to receive:
•in equal installments over 18 months, 1.5 times the sum of such person’s annual base salary and target annual bonus,
•at the same time bonuses are paid to active employees generally, an amount equal to such person’s annual bonus as determined by the Committee based on actual performance, prorated for the number of days the person was employed during the calendar year, and
•a payment equal to the cost of health insurance coverage under COBRA, grossed up for taxes, based on such person’s then-current elections for an 18-month period.
Each named executive officer, other than Messrs. Manley, Camplone, and Lower, was covered by the Severance Plan as of December 31, 2023.

Mr. Cannon’s retirement, effective as of December 31, 2023, did not constitute a qualifying event under the Severance Plan, and he did not receive any benefits thereunder.
Policy Regarding Recoupment of Certain Incentive Compensation
In October 2023, the Board adopted the AutoNation, Inc. Amended and Restated Policy Regarding Recoupment of Certain Incentive Compensation (the “Recoupment Policy”) in accordance with SEC rules and NYSE listing standards, which mandate the recovery of certain erroneously paid performance-based incentive compensation that may be received by our current and former Section 16 officers on or after October 2, 2023, if AutoNation has a qualifying financial restatement during the three completed fiscal years immediately prior to the fiscal year in which a financial restatement determination is made, subject to limited exceptions.
In addition, the Recoupment Policy retains our pre-existing recoupment policy which first became effective in February 2015, and which covers cash bonuses based on achievement of financial performance metrics and any equity-based compensation (e.g., restricted stock, RSUs, PBRSUs, or options). Each of our named executive officers is subject to the Recoupment Policy.
Consideration of the Company’s Stockholder Vote on Executive Compensation
The Committee considers the results of each advisory vote on executive compensation. At our 2011, 2014, 2017, 2020, and 2023 Annual Meetings of Stockholders, our executive compensation program was approved by our stockholders, on an advisory basis, by more than 96%, 98%, 98%, 98%, and 98% of the votes cast, respectively. The Committee interpreted these results as an endorsement of our compensation program’s design, rigor, and direction. At our 2023 Annual Meeting of Stockholders, we conducted an advisory vote on the frequency of the advisory “say on pay” vote and our stockholders recommended that we conduct such advisory vote at each Annual Meeting of Stockholders. In consideration of, and consistent with, the recommendation of our stockholders, the Board determined to conduct the advisory vote on executive compensation annually, commencing in 2024.
Tax Policies
In evaluating the Company’s executive compensation program, the Compensation Committee considers tax and accounting treatment, balancing the effects on the individual and the Company. The Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor, in establishing the cash and equity compensation programs for the executive officers. Section 162(m) of the Code generally limits to $1.0 million the amount of remuneration that the Company may deduct in any calendar year for certain executive officers. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if a portion of that compensation may not be deductible by reason of the Section 162(m) limitation. Accordingly, the Compensation Committee will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible.
Prohibition on Hedging and Short Sales
We prohibit our directors and our employees from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. In addition, we prohibit our directors and employees from engaging in short sales of our securities.

Executive Stock Ownership Guidelines
In order to further align the long-term interests of management with the interests of our stockholders and to ensure an owner-oriented culture, the Board has established stock ownership guidelines for members of our senior management team. These guidelines provide that the Board expects that each member of our senior management team will hold shares of our common stock having a fair market value of not less than two times his or her annual base salary. These guidelines further provide that a covered officer is expected to retain 50% of any shares of our common stock, net of applicable tax withholding and the payment of any exercise or purchase price (if applicable), he or she receives upon the vesting or settlement of any equity awards or the exercise of any employee stock options, until the applicable threshold under the guidelines is met. In addition, the guidelines provide that each covered officer is expected to satisfy the guidelines by the date that is five years after he or she became a covered officer.
Pursuant to the terms of Mr. Manley’s employment agreement, he is required to acquire within three years of his employment commencement date, shares of our common stock with a fair market value equal to five times his annual base salary, provided that any and all RSUs held by him shall be counted as owned by him, once performance-based conditions, if any, have been satisfied. Mr. Manley may not sell the shares of our common stock issuable pursuant to the inducement award he received in November 2021, unless he has and would continue to meet the stock ownership guidelines applicable to him. The terms and conditions of his employment agreement control and supersede the stock ownership guidelines described above.
The following table sets forth information regarding the number and dollar value of shares held by each of our named executive officers still serving as an executive officer as of February 27, 2024, and lists the specific ownership requirements under the applicable guidelines. Each of our executive officers has satisfied such guidelines or has time remaining to do so under the guidelines.

Name	Ownership as of February 27, 2024		Ownership Requirement
	Number of Shares	Dollar Value of Shares(1)
Michael Manley	86,517	$12,499,976	$6,500,000 (5 x Salary)
Thomas A. Szlosek	1,421	$205,306	$1,650,000 (2 x Salary)
Gianluca Camplone	4,610	$666,053	$1,570,000 (2 x Salary)
C. Coleman Edmunds	17,021	$2,459,194	$1,376,836 (2 x Salary)
Dave Koehler	5,545	$801,142	$1,360,000 (2 x Salary)
(1)    The value of the shares is based on the closing price of our common stock on February 27, 2024 ($144.48).
Pay Risk Assessment
As part of our annual assessment of the potential compensation-related risks to AutoNation, the Committee has reviewed the elements of our incentive compensation programs, discussed the concept of risk as it relates to our compensation program, and reviewed these items with Meridian. In addition, at the Committee’s request, Meridian conducted an independent risk assessment of our executive compensation program, which the Committee reviewed. Based on these reviews and discussions, the Committee does not believe our compensation program creates risks that are reasonably likely to have a material adverse effect on our business.
Conclusion
The Committee believes that our compensation programs appropriately reward executive performance and align the interests of our named executive officers and key employees with the long-term interests of our stockholders, while also enabling the Company to attract and retain talented executives. The Committee will continue to evolve and administer our compensation program in a manner that the Committee believes will be in the best interests of our Company and our stockholders.

COMPENSATION TABLES
Summary Compensation Table
The following table provides information regarding compensation earned by each of our named executive officers for 2023, 2022, and 2021, except in the case of Mr. Camplone who was not a named executive officer in 2021 and Messrs. Szlosek and Koehler who were not named executive officers in 2022 or 2021. This table should be read in conjunction with the narrative descriptions and analysis under “Compensation Discussion and Analysis.”

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)		Total ($)
Michael Manley	2023	1,300,000	—	8,315,079		3,861,000	112,738	(3)	13,588,817
Chief Executive Officer and Director	2022	1,300,000	—	7,199,903		4,446,000	553,290		13,499,193
	2021	216,667	1,500,000	6,699,904		—	97,092		8,513,663
Thomas A. Szlosek	2023	331,250	500,000	2,758,044		493,358	66,445	(4)	4,149,097
Executive Vice President and Chief Financial Officer

Gianluca Camplone	2023	785,000	—	2,309,727		1,049,153	35,857	(5)	4,179,737
Chief Operating Officer, Precision Parts Business, and Executive Vice President, Head of Mobility, Business Strategy, and Development	2022	654,167	600,000	2,199,979		1,012,884	222,481		4,689,511

C. Coleman Edmunds	2023	688,418	—	1,616,816		766,726	32,339	(6)	3,104,299
Executive Vice President, General Counsel and Corporate Secretary	2022	685,912	—	1,399,914		882,896	32,002		3,000,724
	2021	658,634	—	2,495,949		1,002,550	26,053		4,183,186
Dave Koehler	2023	680,000	—	1,154,761		757,350	20,714	(7)	2,612,825
Chief Operating Officer, Non-Franchised Business

Marc Cannon	2023	795,675	—	2,078,665		945,262	41,030	(8)	3,860,632
Former Executive Vice President and Chief Customer Experience Officer	2022	792,778	—	1,799,891		1,088,484	38,491		3,719,644
	2021	761,250	—	3,209,188		1,236,000	30,684		5,237,122
Joseph T. Lower	2023	525,598	—	5,579,330	(9)	701,335	14,336	(10)	6,820,599
Former Executive Vice President and Chief Financial Officer	2022	806,297	—	1,999,992		1,248,322	25,564		4,080,175
	2021	761,250	—	3,387,425		1,390,500	25,558		5,564,733
(1)    The amounts reported reflect the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718 for each year shown in the table. For additional information regarding the calculation of these amounts, see Note 15 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023.
Assuming the highest level of performance is achieved under the applicable performance conditions, the maximum value of the 2023-2025 ROIC-based PBRSUs granted to Messrs. Manley, Szlosek, Camplone, Edmunds, Koehler, Cannon, and Lower in 2023 as of the grant date would be as follows:

Mr. Manley	Mr. Szlosek	Mr. Camplone	Mr. Edmunds	Mr. Koehler	Mr. Cannon	Mr. Lower
$4,320,041	$1,000,163	$1,200,027	$839,909	$600,013	$1,080,079	$1,200,027
(2)    The amounts reported for personal use by Mr. Manley of corporate aircraft are calculated based on the aggregate incremental cost to the Company. Such incremental cost to the Company is calculated based on the direct operating costs to the Company, including fuel costs, crew fees and travel expenses, trip-related repairs and maintenance, landing fees, and other direct operating costs. The amounts reported for personal usage of cars are based on imputed income attributable to each named executive officer calculated in accordance with Treasury regulations, which amounts we believe are equal to or greater than our incremental costs of providing such usage. The Company car programs are part of a competitive compensation package used to attract and retain executive talent in our industry and to familiarize our executive officers with the products that we sell. In addition to the perquisites and other benefits identified in the footnotes below, our named executive officers also are eligible to use our on-site fitness facility, and from time to time, use our tickets for sporting and entertainment events for personal purposes, and receive occasional secretarial support with respect to personal matters. These items do not represent incremental costs to the Company.
(3)    Includes $43,557 for a vehicle allowance, $19,609 for personal usage of corporate aircraft, $12,574 for relocation reimbursement, $20,000 in reimbursement for financial and tax planning services, $8,158 for tax reimbursement related to his relocation benefits, $6,450 for group term life insurance premiums, and $2,390 for demonstrator vehicle usage.
(4)    Includes $31,500 for relocation reimbursement, $20,437 for tax reimbursement related to his relocation benefits, $6,712 for a demonstrator vehicle, $4,000 for COBRA reimbursement, $2,046 for group term life insurance premiums, and $1,750 in matching contributions under our 401(k) Plan.
(5)    Includes $12,693 for demonstrator vehicle usage, $8,250 in matching contributions under our DCP Plan, $7,280 for vehicle allowance, $2,028 for group term life insurance premiums, and the cost of an executive health exam.
(6)    Includes $15,600 for vehicle allowance, $8,489 for group term life insurance premiums, and $8,250 in matching contributions under our DCP Plan.
(7)     Includes $13,712 for demonstrator vehicle usage and $7,002 for group term life insurance premiums.
(8)    Includes $14,950 for a vehicle allowance, $15,714 for group term life insurance premiums, $8,250 in matching contributions under our DCP Plan, and the cost of an executive health examination.
(9)    Includes approximately $2.3 million related to his 2023 long-term incentive awards, and approximately $3.3 million related to the incremental fair value computed in accordance with FASB ASC Topic 718 with respect to Mr. Lower’s unvested awards that were considered modified as of August 7, 2023. See “Grants of Plan-Based Awards” table below for additional information.
(10)    Includes $9,336 for a vehicle allowance and the cost of an executive health exam.
Employment Agreement with Mr. Manley. In connection with his appointment as our Chief Executive Officer, we entered into an employment agreement with Mr. Manley on September 9, 2021. Pursuant to the terms of his employment agreement, Mr. Manley commenced employment with the Company on November 1, 2021. Mr. Manley’s employment agreement provides that he will serve as our Chief Executive Officer for an initial term of three years, which term will be automatically renewed on the third anniversary of his commencement date and annually thereafter, unless earlier terminated. In addition, his employment agreement provides that his annual base salary will be $1.3 million and that, commencing in 2022, his target annual performance-based cash incentive award will be no less than 200% of his annual base salary and his annual target long-term incentive opportunity under our long-term incentive program will be $7.2 million. As of September 1, 2023, Mr. Manley’s employment agreement authorizes his personal use of corporate aircraft for up to 70 hours per year, the value of which will be included in his annual taxable income.
Letter Agreement with Mr. Camplone. In connection with his appointment as our Chief Operating Officer, Precision Parts, Executive Vice President, Head of Mobility, Business Strategy and Development, we entered into a letter agreement with Mr. Camplone, pursuant to which he commenced employment with us on March 1, 2022. The letter agreement provides that Mr. Camplone’s annual base salary will be $785,000 and that his target annual incentive award opportunity will be commensurate with his position. For 2023, Mr. Camplone’s target annual incentive opportunity was set at 90% and his annual target long-term incentive opportunity was set at $2,000,000, in each case representing no change from 2022.
See “Potential Payments Upon Termination or Change in Control” for a description of certain provisions in Mr. Manley’s employment agreement and Mr. Camplone’s letter agreement that provide for payments or benefits to the executive at, following, or in connection with, termination under certain circumstances.

Grants of Plan-Based Awards in Fiscal Year 2023
The following table sets forth certain information with respect to the non-equity incentive plan awards and the stock-based awards granted to our named executive officers in 2023 under the 2017 Plan. The material terms of these awards are described above in the sections titled “Annual Incentive Awards” and “Long-Term Incentive Awards” under “Compensation Discussion and Analysis.”

Name	Award Type	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael Manley	RSU	3/1/2023	2/15/2023							20,985	2,879,981
	PBRSU-ROIC	3/1/2023	2/15/2023				6,295	15,739	31,478		2,160,020
	PBRSU-Relative TSR	3/1/2023	2/15/2023				6,295	15,738	31,476		3,275,078
	Annual Cash Incentive			1,300,000	2,600,000	5,200,000
Thomas A. Szlosek	RSU	8/7/2023	7/19/2023							9,583	1,499,931
	PBRSU-ROIC	8/7/2023	7/19/2023				1,278	3,195	6,390		500,081
	PBRSU-Relative TSR	8/7/2023	7/19/2023				1,277	3,194	6,388		758,032
	Annual Cash Incentive(3)			166,114	332,228	664,456
Gianluca Camplone	RSU	3/1/2023	2/15/2023							5,830	800,109
	PBRSU-ROIC	3/1/2023	2/15/2023				1,748	4,372	8,744		600,013
	PBRSU-Relative TSR	3/1/2023	2/15/2023				1,748	4,371	8,742		909,605
	Annual Cash Incentive			353,250	706,500	1,413,000
C. Coleman Edmunds	RSU	3/1/2023	2/15/2023							4,081	560,076
	PBRSU-ROIC	3/1/2023	2/15/2023				1,224	3,060	6,120		419,954
	PBRSU-Relative TSR	3/1/2023	2/15/2023				1,224	3,060	6,120		636,786
	Annual Cash Incentive			258,157	516,314	1,032,628
Dave Koehler	RSU	3/1/2023	2/15/2023							2,915	400,055
	PBRSU-ROIC	3/1/2023	2/15/2023				874	2,186	4,372		300,007
	PBRSU-TSR	3/1/2023	2/15/2023				874	2,185	4,370		454,699
	Annual Cash Incentive			255,000	510,000	1,020,000
Marc Cannon	RSU	3/1/2023	2/15/2023							5,246	719,961
	PBRSU-ROIC	3/1/2023	2/15/2023				1,574	3,935	7,870		540,039
	PBRSU-Relative TSR	3/1/2023	2/15/2023				1,573	3,934	7,868		818,665
	Annual Cash Incentive			318,270	636,540	1,273,080
Joseph T. Lower	RSU	3/1/2023	2/15/2023							5,830	800,109
	PBRSU-ROIC	3/1/2023	2/15/2023				1,748	4,372	8,744		600,013
	PBRSU-Relative TSR	3/1/2023	2/15/2023				1,748	4,371	8,742		909,605
	Annual Cash Incentive(4)			236,140	472,280	944,560
(1)    Columns represent the threshold, target, and maximum annual incentive award payout for the January 1, 2023-December 31, 2023 performance period. The actual payout is reported under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.”
(2)    Amounts reported in this column are based on the grant date fair value of awards computed in accordance with FASB ASC Topic 718.
(3)    Mr. Szlosek’s annual incentive award was prorated based on his date of hire.
(4)    Mr. Lower’s annual incentive award was prorated based on his base salary for the portion of 2023 prior to his transition date and his base salary for the portion of 2023 following his transition date.

Effective as of August 7, 2023, Mr. Lower transitioned to a non-executive role with the Company. As a result of such transition, Mr. Lower’s unvested equity awards were considered modified under FASB ASC Topic 718. The following table sets forth certain information with respect to the modification of those awards required to be included in our “Grants of Plan-Based Awards” table.

Name	Award Type	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph T. Lower	PBRSU	8/7/2023					6,814			766,507
	PBRSU	8/7/2023					8,308			667,049
	PBRSU-EBITDA	8/7/2023				1,661	3,323	4,984		266,804
	PBRSU-ROIC	8/7/2023				1,661	3,323	4,984		266,804
	PBRSU-CSI	8/7/2023				831	1,662	2,493		133,442
	RSU	8/7/2023					6,028			199,768
	PBRSU	8/7/2023					8,861			386,871
	PBRSU-EBITDA	8/7/2023				1,181	2,363	3,544		103,169
	PBRSU-ROIC	8/7/2023				1,181	2,363	3,544		103,169
	PBRSU-CSI	8/7/2023				590	1,181	1,771		51,562
	RSU	8/7/2023					5,830			112,402
	PBRSU-ROIC	8/7/2023				1,748	4,372	8,744		84,292
	PBRSU-Relative TSR	8/7/2023				1,748	4,371	8,742		127,764
(1)    Grant dates in this column represent the modification date with respect to each award in accordance with FASB ASC Topic 718.
(2)     Amounts reported in this column are based on the incremental fair value of the awards as of the modification date computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at End of Fiscal Year 2023
The following table provides information concerning unvested restricted stock units held by our named executive officers as of December 31, 2023.

Name	Grant Date	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Michael Manley	11/1/2021	18,101	(2)	2,718,408
	3/1/2022	14,176	(3)	2,128,952
	3/1/2022				25,518	(4)	3,832,293
	3/1/2022				25,518	(4)	3,832,293
	3/1/2022				12,759	(4)	1,916,147
	3/1/2023	20,985	(3)	3,151,527
	3/1/2023				6,295	(5)	945,383
	3/1/2023				6,295	(5)	945,383
Thomas A. Szlosek	8/7/2023	9,583	(6)	1,439,175
	8/7/2023				1,278	(5)	191,930
	8/7/2023				1,277	(5)	191,780
Gianluca Camplone	3/1/2022	3,938	(3)	591,409
	3/1/2022				7,089	(4)	1,064,626
	3/1/2022				7,089	(4)	1,064,626
	3/1/2022				3,543	(4)	532,088
	3/1/2023	5,830	(3)	875,549
	3/1/2023				1,748	(5)	262,515
	3/1/2023				1,748	(5)	262,515
C. Coleman Edmunds	3/2/2020				4,921	(7)	739,036
	3/1/2021				6,122	(7)	919,402
	3/1/2021				3,674	(8)	551,761
	3/1/2021				3,674	(8)	551,761
	3/1/2021				1,836	(9)	275,730
	3/1/2022				6,202	(8)	931,416
	3/1/2022				2,481	(4)	372,597
	3/1/2022				2,481	(4)	372,597
	3/1/2022				1,241	(4)	186,373
	3/1/2023	4,081	(3)	612,885
	3/1/2023				1,224	(5)	183,820
	3/1/2023				1,224	(5)	183,820
Dave Koehler	3/2/2020	1,777	(7)	266,870
	3/1/2021	2,565	(7)	385,212
	3/8/2022	1,894	(3)	284,441
	3/8/2022				3,545	(4)	532,388
	3/8/2022				3,545	(4)	532,388
	3/8/2022				1,772	(4)	266,119
	3/1/2023	2,806	(3)	421,405
	3/1/2023				874	(5)	131,257
	3/1/2023				874	(5)	131,257
Marc Cannon	3/2/2020				4,921	(7)	739,036
	7/20/2020				1,039	(7)	156,037
	3/1/2021				7,871	(7)	1,182,067

Name	Grant Date	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Marc Cannon (continued)	3/1/2021				4,722	(8)	709,150
	3/1/2021				4,722	(8)	709,150
	3/1/2021				2,363	(9)	354,875
	3/1/2022				7,974	(7)	1,197,535
	3/1/2022				3,189	(4)	478,924
	3/1/2022				3,189	(4)	478,924
	3/1/2022				1,596	(4)	239,687
	3/1/2023	5,246	(3)	787,844
	3/1/2023				1,574	(5)	236,383
	3/1/2023				1,573	(5)	236,233
Joseph T. Lower	3/2/2020				6,814	(7)	1,023,327
	3/1/2021				8,308	(7)	1,247,695
	3/1/2021				4,984	(8)	748,497
	3/1/2021				4,984	(8)	748,497
	3/1/2021				2,493	(9)	374,399
	3/1/2022				8,861	(7)	1,330,745
	3/1/2022				3,544	(4)	532,238
	3/1/2022				3,544	(4)	532,238
	3/1/2022				1,771	(4)	265,969
	3/1/2023	5,830	(3)	875,549
	3/1/2023				1,748	(5)	262,515
	3/1/2023				1,748	(5)	262,515
(1)    Based on the closing price per share of our common stock on December 29, 2023 ($150.18).
(2)    These RSUs vest in one-third annual increments on each of November 1, 2022, October 31, 2023, and October 31, 2024.
(3)    These RSUs vest in one-third annual increments on each of the first three anniversaries of March 1 of the year in which they were granted.
(4)    These RSUs are shown at the maximum amount (150% of the target number of shares awarded). These awards are scheduled to cliff vest on the date that the achievement of the applicable performance goal is certified following the applicable three-year performance period.
(5)    These RSUs are shown at the threshold amount (40% of the target number of shares awarded). These awards are scheduled to cliff vest on the date that the achievement of the applicable performance goal is certified following the applicable three-year performance period. Each of the Relative TSR and ROIC performance goals are discussed under “Compensation Discussion and Analysis - Long-Term Incentive Awards” above.
(6)    These RSUs vest in one-third annual increments on each of the first three anniversaries of the grant date.
(7)    These RSUs vest in 25% annual increments on each of the first four anniversaries of March 1 of the year in which they were granted (except that the first tranche of the March 2020 RSU Awards vested on March 2, 2021 and the first tranche of the July 2020 RSU Awards vested on the first anniversary of the applicable grant date).
(8)    These RSUs are shown at the maximum amount (150% of the target number of shares awarded). In February 2024, the Committee certified the Company’s performance relative to the performance goal established for this award and approved a payout equal to 150% of the target number of shares awarded.
(9)    These RSUs are shown at the maximum amount (150% of the target number of shares awarded). In February 2024, the Committee certified the Company’s performance relative to the performance goal established for this award and approved a payout equal to 107% of the target number of shares awarded.

Option Exercises and Stock Vested in Fiscal Year 2023
The following table provides information concerning exercises of stock options and vesting of restricted stock and restricted stock units held by our named executive officers during 2023.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael Manley	25,190	3,327,472
Thomas A. Szlosek	—	—
Gianluca Camplone	3,741	513,415
C. Coleman Edmunds	33,681	4,648,613
Dave Koehler	5,159	712,887
Marc Cannon	40,392	5,573,738
Joseph T. Lower	52,678	7,266,377
Non-Qualified Deferred Compensation in Fiscal Year 2023
The AutoNation, Inc. Deferred Compensation Plan (“DCP”) affords our named executive officers and certain other employees the opportunity to defer up to 75% of base salary and 90% of bonuses and/or commissions on a pre-tax basis. For 2023, we provided eligible participants under the DCP a matching contribution of 100% on the first $8,250 deferred. The 2023 matching contributions were credited by the Company as of January 1, 2024. One-third of the 2023 matching contributions vested as of January 1, 2024, and an additional one-third will vest in January 2025 and 2026, provided that a participant’s matching contribution will immediately vest in the event of death, disability, or the attainment of age sixty with at least six years of service by such participant.
Earnings on deferrals are based on “deemed” investments in funds selected for inclusion in the DCP by us. Participants specify the investment allocation of their accounts among the funds provided and are permitted to change the investment allocations on any business day. In 2023, annual returns on the investment options available for the DCP generally ranged from 3.6% to 38.48%. Additionally, the DCP provides for payment of vested deferrals and earnings upon separation from service, death, and disability as well as upon specified payment dates selected by the participants. Participants may elect to receive payments upon specified in-service dates (in the form of a lump sum payment or up to five annual installments) or upon separation from service (in the form of a lump sum payment or up to 15 annual installments). The DCP is intended to meet the requirements of Section 409A of the Internal Revenue Code and other relevant provisions thereunder and related Treasury regulations.
The following table sets forth the non-qualified deferred compensation activity for each named executive officer during 2023.

Name	Executive Contributions in Last Fiscal Year ($)(2)	AutoNation Contributions in Last Fiscal Year ($)		Aggregate Earnings (Loss) in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Michael Manley	—	—		—	—	—
Thomas A. Szlosek	—	—		—	—	—
Gianluca Camplone	—	8,250	(3)	—	—	8,250
C. Coleman Edmunds	41,305	8,250		98,474	—	759,822	(4)
Dave Koehler	21,791	—		17,720	—	139,905
Marc Cannon	480,000	8,250		474,636	—	2,910,639	(5)
Joseph T. Lower	—	—		—	—	—
(1)    These amounts are not included in the “Summary Compensation Table.”
(2)    Amounts are included in the “Salary” column for 2023 in the “Summary Compensation Table,” except for $400,000 for Mr. Cannon, which is included in the “Non-Equity Incentive Plan Compensation” column for 2022 in the “Summary Compensation Table,” and $21,791 for Mr. Koehler, which he earned in 2022, prior to becoming a named executive officer.
(3)    Mr. Camplone deferred a portion of his 2023 annual incentive bonus (which he contributed to the DCP in 2024) and earned a matching contribution in 2023.
(4)    $257,439 of this amount has been previously reported as compensation in the “Summary Compensation Table” for previous years.
(5)    $1,055,600 of this amount has been previously reported as compensation in the “Summary Compensation Table” for previous years.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The tables below reflect the amount of compensation that would have been payable to our current named executive officers serving on December 31, 2023, under any contract, agreement, plan, or arrangement with us that provides for any payment to such officer in the event of termination of such officer’s employment or a change in control of the Company, in each case assuming the termination or change in control occurred effective as of December 31, 2023, the last business day of our last completed fiscal year. See “Named Executive Officer Departures” below for information regarding Mr. Cannon’s retirement from the Company on December 31, 2023. Mr. Cannon’s separation from the Company did not entitle him to benefits under our Severance Plan described below.
The amount of compensation payable to each named executive officer serving on December 31, 2023, upon “termination for cause,” “voluntary termination” (or “voluntary termination for good reason” and “voluntary termination without good reason”), “death or disability,” “retirement,” “involuntary termination without cause,” and “change in control,” as applicable, is shown below. We have prepared the tables based on the assumptions set forth below under “General Assumptions,” and the tables should be considered in conjunction with those assumptions and the disclosures below the tables.
In April 2018, the Board adopted the Severance Plan to help retain key employees and maintain a stable work environment by providing severance benefits to covered employees in the event of certain terminations of employment. Under the Severance Plan, in the event a covered employee is terminated without cause, or a covered employee terminates his or her employment for good reason, as long as such person (a) is not in material breach of any restrictive covenant agreement with the Company, (b) does not breach any such restrictive covenant agreement as if it had been in effect through the 18-month period following the applicable termination date, and (c) signs a waiver and release of claims, then such person will be entitled to receive:
•in equal installments over 18 months, 1.5 times the sum of such person’s annual base salary and target annual bonus,
•at the same time bonuses are paid to active employees generally, an amount equal to such person’s annual bonus as determined by the Committee based on actual performance, prorated for the number of days the person was employed during the calendar year, and
•a payment equal to the cost of health insurance coverage under COBRA, grossed up for taxes, based on such person’s then-current elections for an 18-month period.
Each named executive officer, other than Messrs. Manley, Camplone, and Lower, was covered by the Severance Plan as of December 31, 2023.
General Assumptions
Annual Incentive and Vested Restricted Stock Unit Awards
Since the assumed date of termination is December 31, 2023, the end of the applicable performance period, the payment of an annual incentive award in respect of 2023 pursuant to any employment agreement or the Severance Plan is reflected under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table,” and not as “Cash Severance” in the tables below. In addition, the tables below do not reflect the value of shares that were paid out in respect of the 2021-2023 PBRSUs, since the 2021-2023 PBRSUs vested based on performance through

December 31, 2023. See “Compensation Discussion and Analysis” and the “Outstanding Equity Awards at End of Fiscal 2023” table above for additional information regarding the 2021-2023 PBRSUs.
Unvested Restricted Stock Unit Awards
In the event of a participant’s death, the vesting of certain RSUs would be accelerated or would continue on a prorated basis, subject to the satisfaction of applicable performance goals. In certain cases, upon a termination of employment (other than as a result of death), such as separation from service for a retirement-eligible employee, the vesting of RSUs would continue in full or on a prorated basis, subject to the satisfaction of applicable performance goals and participant’s continued compliance with applicable covenants, following the termination of employment.
To determine the market value of unvested RSUs that would accelerate and the market value of unvested RSUs that would continue to vest in the applicable cases, we multiplied (x) the number of unvested RSUs that would accelerate or continue to vest by (y) the closing price per share of our common stock on December 29, 2023, which was $150.18. In addition, in the case of unvested RSUs that would continue to vest subject to the satisfaction of applicable performance goals, we assumed that the target level of performance would be achieved.
Restrictive Covenant Agreements
Our named executive officers have entered into restrictive covenants and other obligations as contained in various stock-based award agreements, non-competition agreements, and other similar agreements with us in connection with their employment or the grant of stock-based awards. Generally, these restrictive covenants provide a restriction of one year in which the named executive officer may not perform certain activities within specified geographic regions. The competitive activities include generally (i) participating or owning an interest in an entity engaged in the auto business (as defined in the applicable agreement) or any other business of the type and character engaged in by us, (ii) employing any person that was employed by us within the prior six months or seeking to induce any such person to leave his or her employment, (iii) soliciting any customer to patronize any business in competition with our business, or (iv) requesting or advising our customers or vendors to withdraw, curtail, or cancel their business with us. In certain cases, the receipt of post-termination benefits by our named executive officers is conditioned upon their compliance with these restrictive covenants. In addition, if a named executive officer violates these restrictive covenants or other Company policy, (x) all employee stock options held by him or her would terminate immediately, and he or she would be required to pay to the Company an amount equal to the gain on any exercise of any stock option exercised by him or her during the preceding 12 months and (y) all unvested restricted stock units held by him or her would be immediately forfeited, and he or she would be required to pay to the Company an amount equal to the value of any restricted stock units that vested during the preceding 12 months. The following tables assume that each of our named executive officers would have complied with these agreements.
Receipt of Benefits
To the extent required in order to comply with Section 409A of the Internal Revenue Code, certain payments that would otherwise be made during the six-month period immediately following the executive’s termination of employment may instead be paid on the first business day after the date that is six months following the executive’s “separation from service” within the meaning of Section 409A.
Description of Triggering Events
We have included below a description of triggering events that could provide for payments or benefits to our current named executive officers in the event of a separation of employment or a change in control of the Company. In certain instances, more than one triggering event may apply.
Termination for Cause
Under our employment agreement with Mr. Manley, termination for “cause” generally means termination because of (i) the executive’s breach of any covenants contained in the employment agreement, (ii) the executive’s failure or refusal to perform the duties and responsibilities required to be performed by him under the terms of his employment agreement, (iii) the executive willfully engaging in illegal conduct or gross misconduct (provided that no act or failure to act shall be deemed “willful” if done, or omitted to be done, in good faith and with the reasonable belief that such action or omission was in our best interest), (iv) the executive’s commission of an act of fraud or dishonesty affecting us or the commission of an act constituting a felony, or (v) the executive’s violation of our policies in any material respect.
Under the Severance Plan, termination for “cause” means that a covered employee has (i) breached the employee’s restrictive covenants set forth in any agreement with the Company, (ii) failed or refused to perform his or her assigned duties and responsibilities to the Company in any material respect, after notice and a reasonable opportunity to cure, (iii) willfully engaged in illegal conduct or gross misconduct in the performance of his or her duties to the Company (provided that no act or failure to act shall be deemed “willful” if done, or omitted to be done, in good faith and with the reasonable belief that such action or omission was in our best interest), (iv) committed an act of fraud or dishonesty affecting the Company or committed an act constituting a felony, or (v) willfully violated any material Company policies in any material respect.
Under our equity compensation plans, except to the extent defined in an individual employment agreement, termination for “cause” generally means termination because of (i) the executive’s conviction for commission of a felony or other crime, (ii) the commission by the executive of any act against us constituting willful misconduct, dishonesty, fraud, theft, or embezzlement, (iii) the executive’s failure, inability, or refusal to perform any of the material services, duties, or responsibilities required of him or her by us or to materially comply with the policies or procedures established from time to time by us, for any reason other than his illness or physical or mental incapacity, (iv) the executive’s dependence, as determined in good faith by us, on any addictive substance, including, but not limited to, alcohol or any illegal or narcotic drugs, (v) the destruction of or material damage to our property caused by the executive’s willful or grossly negligent conduct, and (vi) the willful engaging by the executive in any other conduct which is demonstrably injurious to us or our subsidiaries, monetarily or otherwise.
Resignation for Good Reason
Under our employment agreement with Mr. Manley, “good reason” means the occurrence (without the executive’s express written consent) of (i) the assignment to him of any duties inconsistent with his status or a substantial adverse alteration in the nature or status of his responsibilities, including, without limitation, him ceasing to be Chief Executive Officer of the Company, (ii) a reduction by the Company in his salary or any other material decrease in his compensation, (iii) the relocation of his principal place of employment by more than 50 miles, or (iv) a material breach by the Company of his employment agreement or any equity award agreement between the Company and him.
Under our letter agreement with Mr. Camplone, “good reason” means the occurrence of a material decrease in compensation, a material change in duties or responsibilities, and/or a required relocation of more than 50 miles, which reason has not been cured within 10 days of notice by Mr. Camplone to the Company.
Under the Severance Plan, “good reason” generally means the occurrence (without the executive’s express written consent) of (i) the assignment to the executive of any duties inconsistent with such executive’s status or a substantial adverse alteration in the nature or status of such executive’s responsibilities, (ii) a reduction by the Company in the executive’s annual base salary, (iii) the relocation of the executive’s principal place of employment by more than 50 miles, (iv) the failure by the Company to pay to the executive any portion of such employee’s current compensation, or to pay to a covered employee any portion of an installment of deferred compensation under any deferred compensation program, or (v) the failure by the Company to continue in effect any compensation plan in which the executive participates which is material to such executive’s total compensation, unless a comparable arrangement has been made with respect to such plan, or an adverse change in the executive’s participation therein either in terms of the amount or timing of payment of benefits provided or the level of such executive’s participation relative to other participants.
Retirement
“Retirement” (as defined in our equity compensation plans) generally means the named executive officer’s termination of employment or other service from us or a subsidiary of ours after attainment of age 55 and completion of at least six years of service with us or a subsidiary of ours (disregarding any service with an entity prior to becoming a subsidiary or after ceasing to be a subsidiary). As of December 31, 2023, Messrs. Cannon, Edmunds, and Koehler were, but Messrs. Manley, Szlosek, Camplone, and Lower were not, “retirement” eligible under our equity compensation plans.

Change in Control
We have not entered into any change in control agreements with any of our named executive officers. Under the 2017 Plan, if an outstanding award is continued, assumed, or substituted in connection with a “change in control” (as defined in the 2017 Plan and related agreements), then, in the case of awards subject to performance goals, the performance goals will be deemed to be achieved at the target level of performance, and the awards will vest in full at the end of the applicable performance period, subject to the participant’s continued employment. Also, if awards remain outstanding in connection with a change in control, the 2017 Plan only provides for “double trigger” vesting. Specifically, if within 24 months following such change in control, a participant’s employment or service is terminated without cause or the participant resigns with good reason (as defined in the 2017 Plan and related agreements), all restrictions on such participant’s RSUs will immediately lapse and such awards will be settled as soon as reasonably practicable.
Under the 2017 Plan, if an outstanding award is not continued, assumed, or substituted in connection with a change in control, then all restrictions on such participant’s RSUs will immediately lapse and such awards will be settled as soon as reasonably practicable (if applicable, assuming achievement at the target level of performance goals).
The tables below disclose the value of unvested RSUs held by our named executive officers that would have accelerated if a change in control had taken place on December 31, 2023, assuming that the awards were not continued, assumed, or substituted in connection with the change in control. To determine such value, we used the formula and assumptions described above under “Unvested Restricted Stock Unit Awards.”
Michael Manley

	Termination for Cause	Voluntary Termination for Good Reason	Voluntary Termination Without Good Reason	Death or Disability	Retirement	Involuntary Termination Without Cause	Change in Control
Cash Severance	—	$5,850,000	—	—	—	$5,850,000	—
Continued Vesting or Acceleration of Unvested RSUs	—	$21,412,664	—	$16,984,457	—	$21,412,664	$19,113,258
Termination for Cause
If we had terminated Mr. Manley’s employment for “cause,” he would not have been entitled to any payments triggered by the termination, and all equity awards held by him on the date of termination, whether vested or unvested, would have been canceled.
Voluntary Termination for Good Reason
If Mr. Manley had terminated his employment with us for “good reason,” then, provided he is in compliance with all applicable restrictive covenants and he signs a mutually acceptable severance agreement, Mr. Manley will be entitled to receive (i) in a lump sum, 1.5 times the sum of his base salary and target annual bonus (or if greater, in each case, the base salary or target annual bonus as in effect prior to the event giving rise to good reason), (ii) in a lump sum at the same time bonuses are paid to active employees generally, an amount equal to his annual bonus based on actual performance as determined by the Committee, prorated for the number of days he was employed during the applicable calendar year through the applicable termination date, and (iii) accelerated vesting of all then-held time-based equity awards and, with respect to performance-based equity awards, vesting in accordance with actual performance as determined by the Compensation Committee as of the end of the year prior to the year in which the termination occurs for each open performance cycle, or for any award for which there has not been a full year of performance, at the target level of performance.
Voluntary Termination Without Good Reason
If Mr. Manley had terminated his employment with us without “good reason,” he would not have been entitled to any payments triggered by the termination.

Termination Due to Death or Disability
If Mr. Manley’s employment had terminated due to death or disability, he would not have been entitled to any payments triggered by the termination.
If his employment had terminated due to death, Mr. Manley would have immediately vested in his time-based RSUs, and he would have continued to vest in his performance-based RSUs granted in 2023, as well as in a prorated portion of the performance-based RSUs that were granted to him prior to 2023 (with the payout level for all performance-based RSUs based on actual performance).
If his employment had terminated due to disability, then he would have continued to vest in his time-based RSUs and his performance-based RSUs granted in 2023, as well as in a prorated portion of his performance-based RSUs that were granted to him prior to 2023 (with the payout level for all performance-based RSUs based on actual performance), only if he fully complied with any non-compete, non-disparagement, confidentiality, and other restrictive covenants set forth in any agreement entered into between him and the Company determined, notwithstanding the time periods set forth therein, as if all such restrictive covenants applied at all times while any such awards were outstanding.
Retirement
Mr. Manley is not eligible for “retirement” treatment under our equity compensation plans.
Involuntary Termination Without Cause
If we had terminated Mr. Manley’s employment without “cause,” as long as he remained in compliance with the restrictive covenants and confidentiality provisions of his employment agreement and signed a reasonable and mutually acceptable severance agreement (including a release and a covenant of reasonable cooperation), he would have been entitled to receive the same payments and benefits described under “Voluntary Termination for Good Reason” above.

Thomas A. Szlosek

	Termination for Cause	Voluntary Termination for Good Reason	Voluntary Termination Without Good Reason	Death or Disability	Retirement	Involuntary Termination Without Cause	Change in Control
Cash Severance	—	$2,507,093	—	—	—	$2,507,093	—
Continued Vesting or Acceleration of Unvested RSUs	—	—	—	$2,398,675	—	—	$2,398,675

Gianluca Camplone

	Termination for Cause	Voluntary Termination for Good Reason	Voluntary Termination Without Good Reason	Death or Disability	Retirement	Involuntary Termination Without Cause	Change in Control
Cash Severance	—	$1,491,500	—	—	—	$1,491,500	—
Continued Vesting or Acceleration of Unvested RSUs	—	$3,087,400	—	$3,962,800	—	$3,087,400	$4,554,208

C. Coleman Edmunds

	Termination for Cause	Voluntary Termination for Good Reason	Voluntary Termination Without Good Reason	Death or Disability	Retirement	Involuntary Termination Without Cause	Change in Control
Cash Severance	—	$1,843,856	—	—	—	$1,843,856	—
Continued Vesting or Acceleration of Unvested RSUs	—	—	—	$4,535,887	$4,535,887	—	$4,742,835

Dave Koehler

	Termination for Cause	Voluntary Termination for Good Reason	Voluntary Termination Without Good Reason	Death or Disability	Retirement	Involuntary Termination Without Cause	Change in Control
Cash Severance	—	$1,827,851	—	—	—	$1,827,851	—
Continued Vesting or Acceleration of Unvested RSUs	—	—	—	$2,605,773	$2,605,773	—	$2,901,478

Joseph T. Lower

	Termination for Cause	Voluntary Termination for Good Reason	Voluntary Termination Without Good Reason	Death or Disability	Retirement	Involuntary Termination Without Cause	Change in Control
Cash Severance	—	—	—	—	—	—	—
Continued Vesting or Acceleration of Unvested RSUs	—	—	—	$6,381,749	—	$2,382,757	$6,677,453
Termination for Cause
If we had terminated Messrs. Szlosek’s, Camplone’s, Edmunds’s, Koehler’s, or Lower’s employment for “cause,” they would not have been entitled to any payments triggered by the termination, and all equity awards held by them on the date of termination would have been canceled. In addition, they would not have been eligible for “retirement” treatment under our equity compensation plans.
Voluntary Termination for Good Reason
Pursuant to the terms of the Severance Plan, as described above, if any of Messrs. Szlosek, Edmunds, or Koehler had voluntarily terminated his employment for “good reason,” as long as (a) he was not in material breach of any restrictive covenant agreement with the Company, (b) he did not breach any such restrictive covenant agreement as if it had been in effect through the 18-month period following the applicable termination date, and (c) he signed a waiver and release of claims, then the executive would have been entitled to receive:
•in equal installments over 18 months, 1.5 times the sum of (i) his annual base salary and (ii) his target annual bonus,
•at the same time bonuses are paid to active employees generally, an amount equal to his annual bonus as determined by the Committee based on actual performance, prorated for the number of days he was employed during the calendar year, and
•a payment equal to the cost of health insurance coverage under COBRA, grossed up for taxes, based on his then-current elections for an 18-month period.
Pursuant to the terms of our letter agreement with Mr. Camplone, if he had voluntarily terminated his employment for “good reason,” then he would have been entitled to receive a lump sum cash severance payment equal to the sum of his annual base salary and his annual target bonus, his outstanding time-based equity awards would have immediately vested, and his outstanding performance-based equity awards would have continued to vest on a prorated basis (with the payout level determined based on actual performance). Such severance would have been in lieu of any other severance plan applicable to executive officers and would have been subject to him signing a separation agreement that included a release of claims against the Company and certain non-competition covenant and confidentiality covenants.
Since Messrs. Edmunds and Koehler were “retirement” eligible under our equity compensation plans, they would have been entitled to the benefits described in the “Retirement” paragraph below.
Mr. Lower was not covered by the Severance Plan as of December 31, 2023, since he was not then serving as an executive officer.

Voluntary Termination Without Good Reason
If any of Messrs. Szlosek, Camplone, Edmunds, Koehler, or Lower had terminated his employment with us without “good reason,” he would not have been entitled to any payments triggered by the termination.
Since Messrs. Edmunds and Koehler were “retirement” eligible under our equity compensation plans, they would have been entitled to the benefits described in the “Retirement” paragraph below.
Termination Due to Death or Disability
If Messrs. Szlosek’s, Camplone’s, Edmunds’s, Koehler’s, or Lower’s employment had terminated because of death or disability, they would not have been entitled to any payments triggered by the termination.
If their employment had terminated due to death, they would have immediately vested in their time-based RSUs, and they would have continued to vest in their performance-based RSUs granted in 2023, as well as in a prorated portion of any performance-based RSUs that were granted to them prior to 2023 (with the payout level for all performance-based RSUs based on actual performance).
If their employment had terminated due to disability, then they would have continued to vest in their time-based RSUs and their performance-based RSUs granted in 2023, as well as in a prorated portion of any performance-based RSUs that were granted to them prior to 2023 (with the payout level for all performance-based RSUs based on actual performance), only if they fully complied with any non-compete, non-disparagement, confidentiality, and other restrictive covenants set forth in any agreement entered into between them and the Company, determined, notwithstanding the time periods set forth therein, as if all such restrictive covenants applied at all times while any such awards are outstanding.
Retirement
If Messrs. Edmunds or Koehler had retired on December 31, 2023, they would have continued to vest in their time-based RSUs and their performance-based RSUs granted in 2023, as well as in a prorated portion of the performance-based RSUs that were granted to them prior to 2023 (with the payout level for all performance-based RSUs based on actual performance), only if they fully complied with any non-compete, non-disparagement, confidentiality, and other restrictive covenants set forth in any agreement entered into between themselves and the Company determined, notwithstanding the time periods set forth therein, as if all such restrictive covenants applied at all times while such awards were outstanding.
Involuntary Termination Without Cause
If we had terminated Messrs. Szlosek’s, Camplone’s, Edmunds’s, or Koehler’s employment without “cause,” then they would have been entitled to receive the same payments and other benefits described under the section “Voluntary Termination for Good Reason” above.
Mr. Lower was not covered by the Severance Plan as of December 31, 2023, since he was not then serving as an executive officer. Under the terms of our transition agreement with Mr. Lower, if his employment is terminated prior to March 31, 2024 for any reason other than cause, then all outstanding equity awards held by him will continue to vest through March 31, 2024.

Named Executive Officer Departures
Marc Cannon, our former Executive Vice President and Chief Customer Experience Officer, retired from the Company on December 31, 2023. His separation of employment did not constitute a termination without “cause” nor a resignation for “good reason” under our Severance Plan, and he did not receive any benefits thereunder. Since he was eligible for “retirement” treatment under our equity compensation plans, Mr. Cannon will continue to vest in his time-based RSUs and his performance-based RSUs granted in 2023, as well as in a prorated portion of the performance-based RSUs that were granted to him prior to 2023 (with the payout level for all performance-based RSUs based on actual performance), only if he fully complies with any non-compete, non-disparagement, confidentiality, and other restrictive covenants set forth in any agreement entered into between him and the Company determined, notwithstanding the time periods set forth therein, as if all such restrictive covenants applied at all times while such awards are outstanding. For additional information regarding the equity awards held by Mr. Cannon as of December 31, 2023, please refer to the “Outstanding Equity Awards at End of Fiscal Year 2023” table above.
PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Compensation Committee determined that the total annual compensation paid to our Chief Executive Officer, Mr. Manley, in respect of 2023 was approximately 224 times the median of the total annual compensation of all of our employees (other than Mr. Manley) in respect of 2023. We believe that the pay ratio disclosed above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions, and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
We identified the median employee by examining 2023 total compensation for all individuals who were employed by us on December 31, 2023, excluding the compensation received by Mr. Manley in 2023. We included all individuals employed by us on December 31, 2023, whether employed on a full-time or part-time basis, and excluded independent contractors. We calculated annual total compensation for all employees using the same methodology we use for our named executive officers as set forth in the “Summary Compensation Table” above and annualized the compensation of employees who were not employed for the entire year. As reported in the “Summary Compensation Table,” the annual total compensation of Mr. Manley for 2023 was $13,588,817. The annual total compensation of our median employee was $60,648.

PAY VERSUS PERFORMANCE
Pay Versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our named executive officers and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, please refer to “Executive Compensation – Compensation Discussion and Analysis” above.

Pay Versus Performance
									Value of initial fixed $100 investment based on:
Year	Summary Compensation Table Total for Mr. Manley(1)	Summary Compensation Table Total for Mr. Jackson(1)	Summary Compensation Table Total for Ms. Miller(1)	Compensation Actually Paid to Mr. Manley(2)	Compensation Actually Paid to Mr. Jackson(2)	Compensation Actually Paid to Ms. Miller(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Income (millions)(7)	Adjusted Operating Income Per Basic Share(8)
(a)	(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$13,588,817	—	—	$20,284,705	—	—	$4,121,198	$5,596,060	$309	$172	$1,021	$35.44
2022	$13,499,193	—	—	$12,706,450	—	—	$3,753,082	$2,390,745	$221	$123	$1,377	$35.63
2021	$8,513,663	$18,288,250	—	$8,159,065	$42,209,539	—	$5,761,104	$10,159,292	$240	$170	$1,373	$25.26
2020	—	$14,198,071	$12,362,521	—	$28,786,698	$4,112,952	$3,538,126	$5,295,383	$144	$126	$382	$11.95
(1)    The dollar amounts reflected in the columns labeled “(b)” are the amounts of total compensation reported for Messrs. Manley and Jackson and Ms. Miller for each corresponding year in the “Total” column of the applicable “Summary Compensation Table.”
(2)    The dollar amounts reported in the columns labeled “(c)” represent the amount of “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K and referred to as “CAP”) to Messrs. Manley and Jackson and Ms. Miller. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Messrs. Manley and Jackson or Ms. Miller during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Messrs. Manley’s and Jackson’s and Ms. Miller’s total compensation for each year to determine their respective CAP:

Year	Principal Executive Officer	Grant Date Fair Value of Equity Awards Granted During the Year	Fair Value at Year-End of Equity Awards Granted During the Year	Change in Fair Value of Awards Granted in Prior Years that Remain Unvested as of Year-End	Change in Fair Value as of Vesting Date of Awards Granted in Prior Years and Vested During the Year	Fair Value as of the End of Prior Year of Awards Cancelled During the Year	Total Adjustment to Equity Value Reflected in Compensation Paid
2023	Michael Manley	$(8,315,079)	$9,070,897	$5,315,485	$624,585	—	$6,695,888
2022	Michael Manley	$(7,199,903)	$6,845,204	$(345,729)	$(92,315)	—	$(792,743)
2021	Michael Manley	$(6,699,904)	$6,345,306	—	—	—	$(354,598)
	Michael Jackson	$(9,099,956)	$13,948,969	$18,220,232	$1,939,393	(1,087,349)	$23,921,289
2020	Michael Jackson	$(7,946,117)	$12,646,506	$10,939,424	$(1,051,186)	—	$14,588,627
	Cheryl Miller	$(8,852,752)	$4,131,708	—	$(167,686)	$(3,360,839)	$(8,249,569)
(3)    The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (“NEOs”) as a group (excluding any person who served as our principal executive officer, or “PEO”) in the “Total” column of the applicable “Summary Compensation Table.” The names of each of the non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Thomas A. Szlosek, Gianluca Camplone, C. Coleman Edmunds, Dave Koehler, Marc Cannon, and Joseph T. Lower; (ii) for 2022, Joseph T. Lower, Gianluca Camplone, Marc Cannon, C. Coleman Edmunds, and James R. Bender; (iii) for 2021, Joseph T. Lower, Marc Cannon, C. Coleman Edmunds, and James R. Bender; and (iv) for 2020, Joseph T. Lower, Marc Cannon, C. Coleman Edmunds, James R. Bender, and Christopher R. Cade.

(4)    The dollar amounts reported in column (e) represent the average CAP for the non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for the non-PEO NEOs as a group for each year to determine the average CAP for such group:

Year		Grant Date Fair Value of Equity Awards Granted During the Year	Fair Value at Year-End of Equity Awards Granted During the Year	Fair Value at Vesting Date of Equity Awards Granted and Vested During the Year	Change in Fair Value of Awards Granted in Prior Years that Remain Unvested as of Year-End	Change in Fair Value as of Vesting Date of Awards Granted in Prior Years and Vested During the Year	Fair Value as of the End of Prior Year of Awards Cancelled During the Year	Total Adjustment to Equity Value Reflected in Compensation Paid
2023	Average Non-PEO NEOs	$(2,582,891)	$2,159,120	$2,475(a)	$1,236,451	$691,414	$(31,707)	$1,474,862
2022	Average Non-PEO NEOs	$(2,036,536)	$1,769,634	—	$(226,814)	$(148,343)	$(720,280)	$(1,362,339)
2021	Average Non-PEO NEOs	$(3,556,044)	$4,437,291	—	$3,342,317	$174,624	—	$4,398,188
2020	Average Non-PEO NEOs	$(1,804,891)	$2,834,605	—	$778,518	$(50,975)	—	$1,757,257
(a)    Reflects shares withheld to satisfy FICA tax-related obligations in the year of grant for a non-PEO NEO who became retirement eligible in 2023.
(5)    Cumulative Total Shareholder Return (“TSR”) is calculated in accordance with the requirements of Item 402(v) of Regulation S-K.
(6)    Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. Our peer group consists of other public companies in the automotive retail market, referred to as the “Public Auto Retail Peer Group.” The Public Auto Retail Peer Group consists of Asbury Automotive Group, Inc., CarMax, Inc., Group 1 Automotive, Inc., Lithia Motors, Inc., Penske Automotive Group, Inc., and Sonic Automotive, Inc.
(7)    The dollar amounts reported represent the amount of net income reflected in the Company’s audited consolidated financial statements for the applicable year.
(8)    Adjusted operating income per basic share is calculated by dividing a measure of operating income (referred to as “Adjusted Operating Income”) by the weighted average actual basic shares outstanding during the applicable year. Adjusted Operating Income includes net income (loss) from discontinued operations and floorplan interest expense and excludes, if applicable in a given year, restructuring expenses, goodwill, franchise rights, and other asset impairment charges, certain bonus accruals, charges or credits recorded in SG&A expenses related to our deferred compensation plan, and other significant reserves, losses, or write-downs. Adjusted Operating Income is also adjusted for acquisitions, to the extent such acquisition was not already included in calculating the performance goal, and to reflect a capital charge for the repurchase of shares of our common stock. The Committee also has the authority to make, and from time to time makes, appropriate equitable adjustments to reflect the impact of unusual or infrequently occurring items.
Analysis of the Information Presented in the Pay Versus Performance Table
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Committee’s fundamental philosophy is to closely link executive compensation with the achievement of performance goals tied to key metrics and to create an owner-oriented culture through our executive compensation programs. The objectives of our executive compensation program are to ensure that we are able to attract and retain highly skilled executives and to provide a compensation program that incentivizes management to optimize business performance, deploy capital productively, and increase long-term stockholder value. While the Committee utilizes several performance measures to align executive compensation with Company performance, all of those measures are not presented in the Pay Versus Performance table. Moreover, the Committee generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with CAP for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

CAP and Cumulative TSR
The following graph describes the relationship between (a) the CAP for our principal executive officers and the average CAP for our named executive officers other than our principal executive officers included in the applicable Summary Compensation Table and (b) our cumulative total shareholder return across our last three completed fiscal years.
CAP and Net Income
The following graph describes the relationship between (a) the CAP for our principal executive officers and the average CAP for our named executive officers other than our principal executive officers included in the applicable Summary Compensation Table and (b) our net income across our last three completed fiscal years.

CAP and Adjusted Operating Income per Basic Share
The following graph describes the relationship between (a) the CAP for our principal executive officers and the average CAP for our named executive officers other than our principal executive officers included in the applicable Summary Compensation Table and (b) our adjusted operating income per basic share across our last three completed fiscal years.
Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The following graph describes the relationship between (a) our cumulative total shareholder return across our last three completed fiscal years and (b) the cumulative total shareholder return for our peer group across the same period.

Tabular List of Financial Performance Measures
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Committee’s fundamental philosophy is to closely link executive compensation with the achievement of performance goals tied to key metrics and to create an owner-oriented culture through our executive compensation programs. The objectives of our executive compensation program are to ensure that we are able to attract and retain highly skilled executives and to provide a compensation program that incentivizes management to optimize business performance, deploy capital productively, and increase long-term stockholder value. The most important financial performance measures used by the Committee for the most recently completed fiscal year to link compensation actually paid to our named executive officers to the Company’s performance are as follows:

Most Important Financial Performance Measures
Adjusted Operating Income Per Basic Share
Relative TSR
Return on Invested Capital

AUDIT COMMITTEE REPORT
The following statement made by our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.
The Board has determined that each Audit Committee member has the requisite independence and other qualifications for audit committee membership under SEC rules, the listing standards of the NYSE, our Audit Committee Charter, and the independence standards set forth in our Corporate Governance Guidelines. The Board has also determined that each of Messrs. Edelson and Jenkins is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended.
As more fully described below, in carrying out its responsibilities, the Audit Committee looks to management and AutoNation’s independent registered public accounting firm. The Audit Committee members are not professionally engaged in the practice of accounting or auditing. The Audit Committee operates under a written charter that is reviewed annually and is available at investors.autonation.com.
Our primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing AutoNation’s financial reporting, audit processes, internal control over financial reporting, and disclosure controls. Management is responsible for the Company’s consolidated financial statements and the financial reporting process, including internal control over financial reporting. We also monitor the preparation by management of the Company’s quarterly and annual consolidated financial statements. KPMG LLP (“KPMG”), AutoNation’s independent registered public accounting firm, is accountable to us and is responsible for expressing an opinion as to whether the consolidated financial statements present fairly, in all material respects, the financial position, results of operations, and cash flows of AutoNation in conformity with U.S. generally accepted accounting principles. KPMG also is responsible for auditing and reporting on internal control over financial reporting. We are solely responsible for selecting and reviewing the performance of AutoNation’s independent registered public accounting firm and, if we deem appropriate in our sole discretion, terminating and replacing the independent registered public accounting firm. We also are responsible for reviewing and approving the terms of the annual engagement of AutoNation’s independent registered public accounting firm, including the scope of audit and non-audit services to be provided by the independent registered public accounting firm and the fees to be paid for such services, and discussing with the independent registered public accounting firm any relationships or services that may impact the objectivity and independence of the independent registered public accounting firm.
In fulfilling our oversight role, we met and held discussions, both together and separately, with the Company’s management and KPMG. Management advised us that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and we reviewed and discussed the consolidated financial statements and key accounting and reporting issues with management and KPMG, both together and separately, in advance of the public release of operating results and filing of annual or quarterly reports with the SEC. We discussed significant matters with KPMG, including those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the rules of the SEC, and reviewed written communications from KPMG disclosing such matters.
KPMG also provided us with the written communications required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and we discussed with KPMG matters relating to their independence and considered whether their provision of certain non-audit services is compatible with maintaining their independence. In the written communications, KPMG confirmed its independence, and we determined that KPMG’s provision of non-audit services to AutoNation is compatible with maintaining their independence. We also reviewed a report by KPMG describing the firm’s internal quality-control procedures and any material issues raised in the most recent internal quality-control review or external peer review or inspection performed by the PCAOB.

Based on our review with management and KPMG of AutoNation’s audited consolidated financial statements and KPMG’s report on such consolidated financial statements, and based on the discussions and written disclosures described above and our business judgment, we recommended to the Board of Directors that the audited consolidated financial statements be included in AutoNation’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.
Audit Committee:
David B. Edelson, Chair
Norman K. Jenkins
Lisa Lutoff-Perlo

ITEMS TO BE VOTED ON
PROPOSAL 1: ELECTION OF DIRECTORS
Our Board has nominated each of the following eight persons to stand for election for a term expiring at the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified: Rick L. Burdick, David B. Edelson, Robert R. Grusky, Norman K. Jenkins, Lisa Lutoff-Perlo, Michael Manley, G. Mike Mikan, and Jacqueline A. Travisano. Each of the nominees is willing and able to serve as a director of AutoNation. See “Board of Directors and Corporate Governance - Directors” for information regarding each of the director nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.
Recommendation of the Board
The Board recommends that you vote “FOR” the election of each of the persons nominated by the Board.
PROPOSAL 2: RATIFICATION OF THE SELECTION OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. To fulfill this responsibility, the Committee engages in a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance, and independence and considers whether the independent registered public accounting firm should be rotated and the advisability and potential impact of selecting a different independent registered public accounting firm.
The Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2024. KPMG has served in this capacity since May 6, 2003. In accordance with SEC rules and KPMG policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to our Company. For the lead audit engagement partner and the engagement quality control reviewing partner, the maximum number of consecutive years of service in that capacity is five years. In selecting the Company’s lead audit engagement partner pursuant to this rotation policy, management interviews candidates proposed by KPMG and recommends the final candidate to the Audit Committee. The Chair of the Audit Committee and, to the extent possible, all other members of the Audit Committee meet with the final candidate for the role, and the full Committee holds a discussion in executive session and with management regarding the final candidate and his or her qualifications.
The Audit Committee and the Board of Directors believe that the continued retention of KPMG as our independent registered public accounting firm is in the best interest of the Company and our stockholders, and we are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for 2024. Although not required by our organizational documents or applicable law, our Board is submitting the selection of KPMG to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm, and we believe doing so is consistent with good corporate governance. If the selection of KPMG as our independent registered public accounting firm is not ratified by our stockholders, the Audit Committee will re-evaluate its selection, taking into consideration the stockholder vote on the ratification. However, the Audit Committee is solely responsible for selecting and terminating our independent registered public accounting firm and may do so at any time at its discretion. A representative of KPMG is expected to attend the Annual Meeting and be available to respond to appropriate questions. The representative also will be afforded an opportunity to make a statement, if he or she desires to do so.

Auditor Fees and Services
The Audit Committee is responsible for the compensation of the Company’s independent registered public accounting firm and oversees the audit fee negotiations associated with the Company’s retention of KPMG. The following table shows the fees for audit and other services provided by KPMG for fiscal years 2023 and 2022.

Fee Category	2023	2022
Audit Fees	$3,101,000	$3,445,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$3,101,000	$3,445,000
Audit Fees. This category includes fees billed for professional services rendered by KPMG for the audit of our consolidated financial statements, audit of our internal control over financial reporting, review of the unaudited condensed consolidated financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with acquisitions, new accounting or audit standards, and statutory or regulatory filings or engagements, including comfort letters and consents issued in connection with SEC filings.
Audit-Related Fees. No audit-related fees were billed by KPMG in 2023 or 2022.
Tax Fees. No tax fees were billed by KPMG in 2023 or 2022.
All Other Fees. No other fees were billed by KPMG in 2023 or 2022.
Policy for Approval of Audit and Permitted Non-Audit Services
Our Audit Committee’s policies require pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm other than services permitted under the de minimis exception under applicable SEC rules (which are approved by our Audit Committee prior to our independent registered public accounting firm’s completion of its annual audit). Under our Audit Committee’s policies, pre-approval generally is detailed as to the particular service or category of services and is subject to a specific budget. Under our Audit Committee’s policies, all tax planning services and services that do not constitute audit, audit-related, or tax-compliance services are subject to a formal bidding process and may not be provided by our independent registered public accounting firm unless our Audit Committee concludes that such services may be provided most effectively or economically by our independent registered public accounting firm and that the independence of our registered public accounting firm would not be affected adversely by the provision of such services. Our Audit Committee has delegated to its Chair the authority to approve, within guidelines and limits established by the Audit Committee, specific services to be provided by our independent registered public accounting firm and the fees to be paid. Any such approval must be reported to the Audit Committee at the next scheduled meeting. As required by Section 10A of the Exchange Act, our Audit Committee pre-approved all services provided by our independent registered public accounting firm during 2023 or 2022, and the fees paid for such services.
Recommendation of the Board
The Board recommends that you vote “FOR” the ratification of the selection of KPMG as our independent registered public accounting firm for us and our subsidiaries for 2024.

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Accordingly, we are asking our stockholders to approve the following advisory resolution:
“RESOLVED, that the stockholders of AutoNation, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, compensation tables, and associated narrative discussion set forth in the Proxy Statement for the Company’s 2024 Annual Meeting of Stockholders.”
As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” we believe that our compensation programs appropriately reward executive performance and align the interests of our named executive officers and key employees with the long-term interests of our stockholders, while also enabling our Company to attract and retain talented executives.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and carefully consider the voting results when making future decisions regarding our executive compensation program. Pursuant to our policy of providing an annual advisory vote on executive compensation, we expect that our next advisory vote to approve named executive officer compensation will occur at our 2025 Annual Meeting of Stockholders.
Recommendation of the Board
The Board recommends that you vote “FOR” approval of the advisory resolution on named executive officer compensation set forth above.

PROPOSAL 4: APPROVAL AND ADOPTION OF AN AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW
PROVISIONS REGARDING OFFICER EXCULPATION
Our Board of Directors has unanimously approved and declared advisable, and recommends that our stockholders approve and adopt, an amended and restated certificate of incorporation (the “Fourth Amended and Restated Certificate of Incorporation”) that amends the Company’s certificate of incorporation (the “Certificate”) to reflect new Delaware law provisions regarding officer exculpation. The full text of the Fourth Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Annex B.
Article ELEVENTH of the Company’s Certificate presently provides for the elimination of monetary liability of directors in certain circumstances pursuant to, and consistent with, Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”).
Prior to 2022, the DGCL did not allow for similar elimination or limitation of officers’ personal liability. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit corporations to eliminate or limit the liability of certain senior corporate officers, in addition to directors, in certain limited circumstances. The new Delaware law only permits, and, if the Fourth Amended and Restated Certificate of Incorporation is adopted, the amended Certificate would only permit, exculpation from liability for these officers in the case of direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, and would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders on behalf of the Company. Furthermore, the limitation on liability would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. As further described below, we believe this strikes a balance between stockholders’ interest in accountability and the Company’s interest in attracting and retaining high quality officers.
The description of the proposed amendment and the applicable provisions of the DGCL contained herein are summaries and are qualified in their entirety by the text of the Fourth Amended and Restated Certificate of Incorporation and the full text of the applicable provisions of the DGCL.
Text of Proposed Amendment
Our Certificate presently provides for the exculpation of directors, but not officers. The Fourth Amended and Restated Certificate of Incorporation amends Article ELEVENTH of our Certificate so that it would state in its entirety as follows (with new text underlined and deleted text struck through):
ELEVENTH: In addition to any ~~other~~ indemnification granted to directors or Officers (as defined below) of the Corporation contained in this Certificate of Incorporation, the Bylaws of the Corporation, or adopted by resolution of the stockholders or directors of the Corporation, no director or Officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or Officer, provided however, that this ~~indemnification~~ provision shall not eliminate or limit the liability of (i) a director or Officer for any breach of the director’s or Officer’s duty of loyalty to the Corporation or its stockholders, (ii) a director or Officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director for payment of any unlawful dividend or for any unlawful stock purchase or redemption, (iv) a director or Officer for any transaction from which the director or Officer derived an improper personal benefit~~.~~ or (v) an Officer in any action by or in the right of the Corporation. All references in this ELEVENTH Article to an “Officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). Any amendment, repeal or elimination of this ELEVENTH Article shall not affect its application with respect to an act or omission by a director or Officer occurring before such amendment, repeal or elimination. If the DGCL is amended hereafter to authorize the further elimination or limitation of liability of directors or Officers, then the liability of a director or Officer, as applicable, shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended.

Factors to Consider
We believe that it is appropriate for directors and officers to remain free of the risk of financial ruin as a result of an unintentional misstep. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting the personal risk to our officers in addition to the existing limitation for directors would empower our officers to best exercise their business judgment in furtherance of stockholder interests. We believe that our directors and officers will best serve the Company if they feel protected in carrying out their duties and exercising judgment without fearing litigation for unintended mistakes, or being second guessed.
A number of our peers have adopted similar exculpation clauses limiting the personal liability of officers in their certificates of incorporation, and failing to adopt the proposed amendment could impact our ability to recruit and retain exceptional officers. In the absence of such protection, qualified officers might be deterred from serving due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. In particular, in its consideration of the proposed amendment, the board took into account the narrow class and type of claims for which such officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of the Company officers that would be impacted and the benefits the Board believes would accrue to the Company by providing exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits.
The board balanced these considerations with the Company’s existing corporate governance practices and unanimously determined that it is advisable and in the best interests of the Company and its stockholders to adopt the Fourth Amended and Restated Certificate of Incorporation to extend exculpation protection to our officers in addition to our directors.
For the reasons stated above, on February 21, 2024, our Board unanimously determined that the Fourth Amended and Restated Certificate of Incorporation is advisable and in the best interests of the Company and its stockholders, authorized and approved the Fourth Amended and Restated Certificate of Incorporation and directed that it be considered at the Annual Meeting. The Board believes the proposed amendment to the Certificate would better position our officers to exercise their business judgment in furtherance of the interests of the Company’s stockholders without the potential for distraction posed by the risk of personal liability. Additionally, the proposed amendment would align the protections for our officers with those protections currently afforded to our directors, to the extent permitted under Delaware law.
Timing and Effect of the Fourth Amended and Restated Certificate of Incorporation
If the Fourth Amended and Restated Certificate of Incorporation is approved by our stockholders, it will become effective immediately upon its filing with the Secretary of State of the State of Delaware, which we expect will occur promptly after the Annual Meeting.
Other than the revisions to Article ELEVENTH relating to officer exculpation, the remainder of our Certificate will remain unchanged after the effectiveness of the Fourth Amended and Restated Certificate of Incorporation. If the Fourth Amended and Restated Certificate of Incorporation is not approved by our stockholders, our Certificate will remain unchanged. In accordance with the DGCL, the Board may elect to abandon the Fourth Amended and Restated Certificate of Incorporation without further action by the stockholders at any time prior to the effectiveness of its filing with the Secretary of State of the State of Delaware, notwithstanding stockholder approval.
Recommendation of the Board
The Board recommends that you vote “FOR” the adoption of the Fourth Amended and Restated Certificate of Incorporation to reflect the new Delaware law provisions regarding officer exculpation.

PROPOSAL 5: APPROVAL OF AUTONATION, INC.
2024 NON-EMPLOYEE DIRECTOR EQUITY PLAN
On February 21, 2024, our Board, upon the recommendation of the Compensation Committee, unanimously approved the AutoNation, Inc. 2024 Non-Employee Director Equity Plan (the “2024 Director Plan”), subject to stockholder approval at the Annual Meeting. The Committee and the Board believe that the adoption of the 2024 Director Plan is necessary as a part of our continuing commitment to attract, retain, and motivate highly qualified non-employee directors and to further align the interests of such directors with those of our stockholders by increasing their long-term financial stake in the Company’s continued success through the use of stock options, restricted stock, restricted stock units, stock appreciation rights, and/or other stock-based awards. We are also seeking approval of the 2024 Director Plan in order to comply with NYSE rules requiring stockholder approval of equity compensation plans. The 2024 Director Plan will replace the 2014 Director Plan, which is scheduled to terminate on May 6, 2024, in accordance with its terms.
On January 2, 2024, each of our non-employee directors received a grant of 1,659 vested RSUs under the 2014 Director Plan. If the 2024 Director Plan is approved by the Company’s stockholders at the Annual Meeting, no new awards will be issued under the 2014 Director Plan, and any awards made under the 2014 Director Plan on or after January 3, 2024, will reduce the number of shares available for issuance under the 2024 Director Plan. Please see “Equity Compensation Plans” below for information regarding awards outstanding under all of the Company’s equity compensation plans as of January 3, 2024.
The maximum number of shares available for issuance under the 2024 Director Plan is 400,000 shares of the Company’s common stock. We expect that the share reserve will be sufficient to allow for grants to our non-employee members of the Board for the ten-year term of the 2024 Director Plan. The 2024 Director Plan provides that no participant shall be granted awards in any calendar year with an aggregate grant date fair market value (determined, with respect to options and stock appreciation rights, based on a Black-Scholes or other option valuation methodology determined by the Committee) in excess of $750,000 per director or which, together with cash compensation paid for the participant’s services would exceed $1,000,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. Only non-employee directors of the Company are eligible to participate under the 2024 Director Plan. Currently, our Board includes seven non-employee directors.
Unless earlier terminated by the Board, the 2024 Director Plan will terminate on the tenth anniversary of the date it is approved by our stockholders, and no additional awards may be made under the 2024 Director Plan after such date.
Additional Information Regarding the 2024 Plan
The following is a summary of the material provisions of the 2024 Director Plan. This summary is qualified by reference to the complete text of the 2024 Director Plan, which is attached as Annex C to this Proxy Statement and is incorporated in this Proxy Statement by reference.
Administration. Except to the extent determined by the Board, the 2024 Director Plan will be administered by the Compensation Committee of the Board. The administrator has the authority, subject to the provisions of the 2024 Director Plan, to interpret the 2024 Director Plan and to determine who will receive awards under the 2024 Director Plan and the types and terms of such awards. The administrator has the authority to determine vesting criteria, provided that in no event will an award become exercisable following its expiration, termination, or forfeiture.
Adjustments for Corporate Events. The administrator has the authority to adjust the number of shares available for awards, the number of shares or other property subject to outstanding awards, the terms and conditions of any outstanding awards, and the exercise price for options and stock appreciation rights following the occurrence of events such as any stock split, merger, consolidation, recapitalization, stock repurchase, recapitalization, or other corporate transaction or event affecting the shares of common stock or the price per share.
Amendments. The 2024 Director Plan may be amended by our Board, except that, without the approval of the Company’s stockholders, no amendment may increase the aggregate number of shares available for awards, extend the term of the plan, materially expand the types of awards available under the plan, or change the scope of eligibility for participation in the plan.

Types of Equity Awards. Non-qualified stock options may be granted under the 2024 Director Plan entitling the optionee, upon exercise, to purchase shares of common stock from the Company at an exercise price per share no less than 100% of the fair market value of a share of common stock on the date the option is granted. The term of each option will not be more than 10 years from the date the option is granted.
Restricted stock may be granted under the 2024 Director Plan entitling the participant to shares of common stock subject to terms and conditions as determined by the administrator. The holder of restricted stock will have all rights of a stockholder with respect to such shares unless otherwise provided in the award agreement. Restricted stock may not be sold or encumbered until all restrictions are terminated or expired.
Restricted stock units may be granted under the 2024 Director Plan entitling the participant to a right to receive shares of common stock or cash subject to terms and conditions as determined by the administrator.
Stock appreciation rights may be granted under the 2024 Director Plan entitling the participant to receive an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the stock appreciation rights from 100% of the fair market value on the date of exercise by the number of stock appreciation rights that shall have been exercised. The term of each stock appreciation right will not be more than 10 years from the date the stock appreciation right is granted.
Other stock-based awards may be granted under the 2024 Director Plan entitling the participant to receive awards denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock.
Change in Control. Unless otherwise provided in the award agreement, upon a change in control of the Company (as defined in the 2024 Director Plan), (i) each award will become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any award will lapse, and (iii) shares underlying outstanding restricted stock units will be delivered.
Prohibition on Repricing. The 2024 Director Plan prohibits any (i) repricing of an option or stock appreciation right, including by an exchange of the award for an award with a lower exercise price (other than pursuant to an adjustment in connection with certain corporate events, as authorized by the plan), or (ii) cancellation of an option or stock appreciation right in exchange for cash when the applicable exercise price exceeds the fair market value of a share, without the approval of the Company’s stockholders.
Transferability. No award granted under the 2024 Director Plan will be assignable or transferable by the grantee, other than by will or the laws of descent and distribution, except that, upon approval by the Board, the grantee may transfer an Award (a) pursuant to a domestic relations order (as defined for purposes of the Employee Retirement Income Security Act of 1974, as amended), or (b) by gift (i) to a member of the Participant’s family (as defined in the 2024 Director Plan), or (ii) to a trust for the exclusive benefit of the Participant, one or more members of the Participant’s family and which is organized to achieve the estate planning objectives of the Participant, or (c) by gift to any limited liability company or partnership (x) substantially all of the economic interests of which are held by or for the benefit of the Participant or members of the Participant’s family, and (y) which is under the voting control of such Participant or the Participant’s family members, or any combination of the foregoing, provided that any such transferee will enter into a written agreement to be bound by the terms of the 2024 Director Plan.
Termination of Board Service. Except as set forth below, and unless the administrator or award agreement provides otherwise, if a participant’s service as a director is terminated, all unvested awards held by such participant will immediately terminate and any options and stock appreciation rights that are exercisable on the date of such termination will remain exercisable until the earlier of the expiration date of such option or stock appreciation right and the 60th day following the date of such termination.
Notwithstanding the foregoing, unless the administrator or award agreement provides otherwise, if a participant’s service as a director is terminated because of death, disability, or retirement, all awards held by such participant at the time of such termination will become immediately vested, and all options and stock appreciation rights will become exercisable in full and will remain exercisable until the earlier of the expiration date of such option or stock appreciation right and the third anniversary of the date of such termination.

Governing Law. The 2024 Director Plan and any programs and agreements under the 2024 Director Plan will be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws.
Certain Federal Income Tax Consequences. The following discussion addresses only the general federal income tax consequences relating to participation under the 2024 Director Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change. Further, the summary below does not address the impact of state and local taxes, or the federal alternative minimum tax and is not intended as tax advice to participants under the 2024 Director Plan.
Stock Options. A participant who has been granted a non-qualified stock option will not realize taxable income at the time of grant, and we will not be entitled to a tax deduction at that time. In general, when the option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the acquired shares of common stock over the exercise price for those shares, and we will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of the shares of common stock will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.
Restricted Stock. In general, a participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and we will not be entitled to a tax deduction at that time, assuming that the shares of common stock are not transferable and that the restrictions create a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of the shares of common stock subject to an award, the participant will realize ordinary income in an amount equal to the then-fair market value of the shares of common stock, and we will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of such shares of common stock will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of vesting. A participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to have income recognized at the date of grant of a restricted share award and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, we will be entitled to a corresponding tax deduction in the year of grant. If the participant does not make an election pursuant to Section 83(b) of the Internal Revenue Code, cash dividends paid to the participant during the restriction period will be treated as ordinary income to the participant and we will be entitled to a corresponding tax deduction.
Restricted Stock Units. A participant who has been granted a restricted stock unit will not realize taxable income at the time of grant, and we will not be entitled to a tax deduction at that time. The participant will generally have ordinary income at the time of settlement equal to the amount of cash received and the then-fair market value of the distributed shares of common stock, and will have a tax basis in the shares equal to the amount of ordinary income recognized. We will then be entitled to a corresponding tax deduction.
Stock Appreciation Rights. A participant who has been granted a stock appreciation right will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at that time. Upon the exercise of a stock appreciation right, the amount of cash or the fair market value of any shares of common stock received will be taxable to the participant as ordinary income and we will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of any such shares of common stock will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.
New Plan Benefits. Awards under the 2024 Director Plan will be made by the administrator in its discretion and depend on a number of factors, including the fair market value of our shares of common stock on future dates. Therefore, the benefits under the 2024 Director Plan are not determinable at this time. Our compensation program for non-employee members of the Board is described above in “Board of Directors and Corporate Governance – Board Compensation.”
Recommendation of the Board
The Board recommends that you vote “FOR” approval of the AutoNation, Inc. 2024 Non-Employee Director Equity Plan.

Equity Compensation Plans
The following table provides information as of December 31, 2023, regarding our equity compensation plans:

EQUITY COMPENSATION PLANS
	(A)		(B)	(C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Security Holders	1,083,287	(1)	$56.43(2)	2,014,304	(3)
Equity Compensation Plans Not Approved by Security Holders	—		—	—
Total	1,083,287	(1)	$56.43(2)	2,014,304	(3)
(1)    Includes 988,674 shares granted under the AutoNation, Inc. 2017 Employee Equity and Incentive Plan and 73,619 shares granted under the AutoNation, Inc. 2014 Non-Employee Director Equity Plan that are issuable upon settlement of outstanding restricted stock units (“RSUs”). The remaining balance consists of stock option awards outstanding under the AutoNation, Inc. 2008 Employee Equity and Incentive Plan (the “2008 Plan”).
(2)    The weighted average exercise price does not take into account the shares issuable upon settlement of outstanding RSUs, which have no exercise price.
(3)    Includes 1,784,302 shares available under the 2017 Plan and 230,002 shares available under the 2014 Plan.
As of January 3, 2024, the following awards were outstanding under all of the Company’s equity compensation plans: (i) options issued under the 2008 Plan with respect to 20,994 shares with a weighted average exercise price of $56.43 and a weighted average remaining contractual term of 1.76 years, (ii) vested restricted stock units issued under the 2014 Director Plan covering 85,232 shares, and (iii) unvested restricted stock units issued under the 2017 Plan covering up to 988,674 shares. As of January 3, 2024, no shares remained available for issuance under the 2008 Plan, 218,389 remained available for issuance under the 2014 Director Plan, and 1,784,302 remained available for issuance under the 2017 Plan.

PROPOSAL 6: STOCKHOLDER PROPOSAL
The stockholder proposal set forth below was submitted to the Company by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, a purported owner of “no fewer than” 100 shares of our common stock, or approximately 0.0001% of our outstanding shares. Mr. Chevedden’s proposal is printed below verbatim, and we have not endeavored to correct any inaccurate statements that may be contained therein. The Company is not responsible for the contents of this proposal or the supporting statement. Our Board has recommended a vote against the proposal for the reasons set forth following the proposal.
“Proposal 6 - Transparency in Political Spending
Resolved, Shareholders request that AutoNation provide a report, updated semiannually, disclosing the Company's:
1.    Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.
2.    Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:
a.    The identity of the recipient as well as the amount paid to each; and
b.    The title(s) of the person(s) in the Company responsible for decision-making.
The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not address spending on lobbying.
Supporting Statement
As a long-term shareholder of AutoNation, I support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.
A company’s reputation, value, and bottom line can be adversely impacted by political spending. The risk is especially serious when giving to trade associations, Super PACs, 527 committees, and “social welfare” organizations - groups that routinely pass money to or spend on behalf of candidates and political causes that a company might not otherwise wish to support.
The Conference Board’s 2021 “Under a Microscope” report details these risks, recommends the process suggested in this proposal, and warns “a new era of stakeholder scrutiny, social media, and political polarization has propelled corporate political activity - and the risks that come with it - into the spotlight. Political activity can pose increasingly significant risks for companies, including the perception that political contributions - and other forms of activity - are at odds with core company values.”
Publicly available records show AutoNation has contributed at least $700,000 in corporate funds since 2010 election.
This proposal asks AutoNation to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations which may be used for electoral purposes - and are otherwise undisclosed. This would bring our Company in line with a growing number of leading companies, including Macy’s Inc., Ford Motor Co., and Ralph Lauren Corp., which present this information on their websites.

Without knowing the recipients of our company's political dollars shareholders cannot sufficiently assess whether our company's election-related spending aligns or conflicts with its policies on climate change and sustainability, or other areas of concern. Please support this important governance reform.

Board of Directors’ Response
The Board believes that adoption of the proposal is unnecessary and not in the best interests of the Company or its stockholders.
The Company has a long-standing history of being a responsible corporate citizen and has a responsibility to its stockholders to be engaged in the political process to both protect and promote their interests. The Company strives to effectively participate in political processes by exercising care and discretion in making appropriate political contributions that are consistent with federal, state, and local laws, along with the Company’s long-standing commitment to conducting business with high standards of ethical conduct. To this end, the Company has appropriate policies and procedures designed to ensure that the Company’s participation in political activities complies with all applicable laws and regulations.
Federal law currently prohibits corporations from making contributions directly to candidates for federal office and to national party committees. Accordingly, the Company does not make any such contributions. In certain states, the Company is permitted to make political contributions to state candidates, political parties and/or political action committees. All such contributions are required to be disclosed either by the recipient or by the donor in accordance with applicable state laws. As such, information regarding political contributions made by the Company to state candidates, political parties, and/or political action committees is publicly available.
The Company also belongs to certain federal and state trade associations and organizations in furtherance of its business interests, which we believe ultimately benefits our stockholders. Some of these associations may engage in efforts to influence elections, but any such efforts are subject to reporting requirements under federal and state laws.
The Board has considered the proposal and has determined that producing the report requested by this proposal would be burdensome and an unnecessary use of the Company’s resources without a commensurate benefit, as these contributions and expenditures are subject to existing disclosure requirements. We note that similar stockholder proposals were presented at our 2014, 2013 and 2012 annual meetings of stockholders, and they were soundly rejected by AutoNation stockholders. Approximately 74%, 81% and 87% of the votes cast in 2014, 2013 and 2012, respectively, voted against those proposals. Accordingly, the Board does not believe that such additional disclosure is in the best interests of the Company and its stockholders.”
Recommendation of the Board
    The Board recommends that you vote “AGAINST” this stockholder proposal.

OTHER MATTERS
We are not aware of any other matters that will be properly brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, Mr. Manley and Mr. Edmunds will vote as recommended by our Board of Directors or, if no recommendation is given, in accordance with their judgment. Mr. Manley and Mr. Edmunds were designated to be your proxies by our Board of Directors.
HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT
The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for Notices and proxy materials with respect to two or more stockholders sharing the same address by delivering only one Notice or set of proxy materials to that address. This process, which is commonly referred to as “householding,” can effectively reduce our printing and postage costs.
Certain of our stockholders whose shares are held in street name and who have consented to householding will receive only one Notice or set of proxy materials per household. If you would like to receive a separate Notice or set of proxy materials in the future, or if your household is currently receiving multiple copies of the same items and you would like to receive only a single copy at your address in the future, please contact Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717 or by telephone at 866-540-7095 and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers.
If you would like to receive a copy of our 2023 Annual Report or this Proxy Statement, please contact our Investor Relations by mail at Investor Relations, AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, Florida 33301 or by telephone at (954) 769-2227, and we will send a copy to you without charge. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for the purpose of the Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials.
ATTENDING THE 2024 ANNUAL MEETING OF STOCKHOLDERS OF AUTONATION, INC.
The 2024 Annual Meeting of Stockholders of AutoNation, Inc. will be held in a virtual format only, on Wednesday, April 24, 2024, at 8:00 a.m. Eastern Time. You are entitled to attend the virtual Annual Meeting only if you were an AutoNation stockholder as of the record date or you hold a valid proxy for the Annual Meeting.
We have designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting. To attend, vote, and submit questions at the Annual Meeting, please log in to www.virtualshareholdermeeting.com/AN2024 using the control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. Online access to the Annual Meeting will begin approximately 15 minutes prior to the start of the Annual Meeting. As part of the Annual Meeting, we will hold a live Q&A session during which we intend to answer questions submitted during the Annual Meeting that are pertinent to the Company and meeting matters, as time permits. We will offer live technical support for all stockholders attending the Annual Meeting. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our Investor Relations website, investors.autonation.com, including information on when the meeting will be reconvened.
We encourage you to vote your proxy via the Internet, by telephone, or by mail prior to the Annual Meeting, even if you plan to attend the virtual Annual Meeting. Additional information regarding the rules and procedures for participating in the Annual Meeting will be provided in our meeting rules of conduct, which stockholders can view during the Annual Meeting at the meeting website.

Annex A

Reconciliation of Non-GAAP Financial Measures
This Proxy Statement contains certain non-GAAP financial measures as defined under SEC rules, which exclude certain items disclosed in the tables below. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure, provide a meaningful presentation of the Company’s results excluding the impact of items not related to the Company’s ongoing core business operations, and improve the period-to-period comparability of the Company’s results from its core business operations. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.

	2023	2022	Variance
Operating Income (GAAP)	$1,651.9	$2,024.5
Increase (decrease) in compensation expense related to market valuation changes in deferred compensation	17.5	(18.3)
Losses from hail storms and other natural catastrophes	16.5	—
Severance Expenses	6.6	—
Initial Credit loss expense associated with acquired loan portfolio	—	34.2
Acquisition-related expenses	—	8.0
Net gains on business/property dispositions	—	(16.1)
Legal settlement	—	(6.3)
Adjusted Operating Income (Non-GAAP)	$1,692.5	$2,026.0	(16)%

Diluted EPS (GAAP)	$22.74	$24.29
Gain on equity investment	$(0.13)	$—
Losses from hail storms and other natural catastrophes	$0.28	$—
Severance Expenses	$0.11	$—
Initial credit loss expense associated with acquired loan portfolio	$—	$0.46
Acquisition related expenses	$—	$0.12
Net gains on business/property dispositions	$—	$(0.21)
Legal settlement	$—	$(0.09)
Adjusted Diluted EPS (Non-GAAP)(1)	$23.00	$24.57	(6)%
(1) Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

A-1

Annex B
FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AUTONATION, INC.
AutoNation, Inc., a corporation organized and existing under the laws of the State of Delaware, (the “Corporation”), does hereby certify as follows:
(a)    The name under which the Corporation was originally incorporated was Republic Waste Industries, Inc. and the original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on May 30, 1991.
(b)    This Fourth Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “Act”) and restates, integrates and amends the provisions of the Certificate of Incorporation, as amended and restated to date, of the Corporation.
(c)    The text of the Certificate of Incorporation of the Corporation, as heretofore amended or restated, is hereby amended and restated to read in its entirety as follows:
FIRST:    The name of the Corporation is:
AutoNation, Inc.
SECOND: The address of its registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.
THIRD: The nature of the businesses or purposes to be conducted or promoted is:
To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the Act or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the businesses or purposes of the Corporation.
FOURTH: The total number of shares of all classes of stock which this Corporation shall have authority to issue is 1,505,000,000 shares, consisting of 1,500,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share. The aggregate par value of all the shares of all classes of stock which this Corporation has the authority to issue is $15,050,000.
A.    COMMON STOCK. The shares of Common Stock shall have no preemptive or preferential rights of subscription concerning further issuance or authorization of any securities of the Corporation. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy. The holders of the Common Stock shall be entitled to receive dividends if, as and when declared by the Board of Directors. The Common Stock may be issued from time to time in one or more series and shall have such other relative, participant, optional or special rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such Common Stock from time to time adopted by the Board of Directors pursuant to authority so to adopt which is hereby vested in the Board of Directors.
B.    PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series and (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (b) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (C) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (t) shall have such other relative, participating, optional or special rights, qualifications, limitations or restrictions thereof, as shall hereafter be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors.
At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its stockholders, the Corporation may issue or sell any shares of its stock of any class or series, whether out of the unissued shares thereof authorized by the Certificate of Incorporation, as amended, or out of shares of its stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of stock of the Corporation of any class or classes or any series thereof. When similarly authorized, but without any action by its stockholders, the Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the stock of any class or series of the Corporation within such period of time, or without limit as to time, of such aggregate number of shares, and at such price per share, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the stock of any class or series of the Corporation and for such consideration and on such terms and conditions as the Board of Directors, in its sole discretion, may determine. In each case, the consideration to be received by the Corporation for any such shares so issued or sold shall be fixed from time to time by the Board of Directors.
FIFTH: Except as may otherwise be provided in this Certificate or in the Bylaws of the Corporation, as the same may be amended from time to time, the Board of Directors shall have all powers and authority which may be granted to a board of directors of a corporation under the Act, including but not limited to the following:
(a)    to adopt, amend or repeal the Bylaws of the Corporation;
(b)    to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;
(c)    to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;
(d)    to designate one or more committees;
(e)    to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interest of the Corporation, when and as authorized by the shareholders entitled to vote thereon;
(f)    to provide indemnification for directors, officers, employees, and/or agents of the Corporation to the fullest extent permitted by law, subject however, to the rules against limitation on liability of directors as set forth in Section 102 of the Act, as amended from time to time; and
(g)    to determine from time to time whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation or any of them, shall be opened to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the Act or authorized by the Board of Directors, or by a resolution of the stockholders.
SIXTH: The Board of Directors shall consist of one or more members. The number of directors shall be fixed by, or in the manner provided in, the Bylaws. At the annual meeting of stockholders in 1996 and at each annual meeting of stockholders thereafter, the respective terms of all of the directors then serving in office shall expire at the meeting, and successors to the directors shall be elected to hold office until the next succeeding annual meeting. Existing directors may be nominated for election each year for a successive term, in the manner provided in the Bylaws. Each director shall hold office for the term for which he is elected and qualified or until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.
SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the Act, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.
EIGHTH: To the extent permitted by law, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if:
(a)    the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(b)    the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved by vote of the stockholders; or
(c)    the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.
Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
NINTH: The Corporation reserves the right to amend or repeal any provision contained herein, add any additional provisions hereto, increase or decrease the number of authorized shares of stock, or restate this Certificate of Incorporation in its entirety in the manner now or hereafter prescribed by the Act.
TENTH: Except as otherwise required by law or as otherwise provided in this Certificate of Incorporation or in the Bylaws of the Corporation, any matter properly submitted to a vote of the stockholders at a meeting of stockholders duly convened at which there is a quorum present shall be deemed approved upon an affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting, in person or by proxy. No holders of any class of stock other than Common Stock shall be entitled to vote upon any matter, except as may be required by law, this Certificate of Incorporation, or the Bylaws of the Corporation. Written ballots shall not be required for the election of directors.
ELEVENTH: In addition to any indemnification granted to directors or Officers (as defined below) of the Corporation contained in this Certificate of Incorporation, the Bylaws of the Corporation, or adopted by resolution of the stockholders or directors of the Corporation, no director or Officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or Officer, provided however, that this provision shall not eliminate or limit the liability of (i) a director or Officer for any breach of the director’s or Officer’s duty of loyalty to the Corporation or its stockholders, (ii) a director or Officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director for payment of any unlawful dividend or for any unlawful stock purchase or redemption, (iv) a director or Officer for any transaction from which the director or Officer derived an improper personal benefit or (v) an Officer in any action by or in the right of the Corporation. All references in this ELEVENTH Article to an “Officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). Any amendment, repeal or elimination of this ELEVENTH Article shall not affect its application with respect to an act or omission by a director or Officer occurring before such amendment, repeal or elimination. If the DGCL is amended hereafter to authorize the further elimination or limitation of liability of directors or Officers, then the liability of a director or Officer, as applicable, shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended.
IN WITNESS WHEREOF, the undersigned has caused this Fourth Amended and Restated Certificate of Incorporation to be executed this [•] day of [•], 2024.
AutoNation, Inc.
By:
[Name]
[Title]

Annex C
AUTONATION, INC. 2024
NON-EMPLOYEE DIRECTOR EQUITY PLAN
ARTICLE I
PURPOSE
The purposes of the AutoNation, Inc. 2024 Non-Employee Director Equity Plan (as it may be amended, the “Plan”) are to provide long-term incentives to the Directors of the Company, to align the interests of such individuals with those of the Company’s shareholders and to assist the Company in recruiting, retaining and motivating qualified individuals to serve as Directors.
ARTICLE II
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1 “Administrator” shall have the meaning provided in Section 11.1 hereof.
2.2 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, an award of Stock Appreciation Rights or an Other Stock-Based Award, which may be awarded or granted under the Plan.
2.3 “Award Agreement” shall mean the written notice, agreement, contract, resolution or other instrument or document evidencing an Award, including through an electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, not inconsistent with the Plan.
2.4 “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
2.5 “Board” shall mean the Board of Directors of the Company.
2.6 “Change in Capitalization” shall have the meaning provided in Section 3.3(a) hereof.
2.7 “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a merger or consolidation of the Company or any direct or indirect subsidiary of the Company that is not a Change in Control under clause (c) below;
(b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;
(c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than a merger or consolidation (i) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (1) any parent of the Company or the entity surviving such merger or consolidation or (2) if there is no such parent, of the Company or such surviving entity and (ii) which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, and in which no Person acquires 50% or more of the combined voting power of the securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation; or
(d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which (i) the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (1) any parent of the entity to which such assets are sold or disposed or (2) if there is no such parent, of such entity and (ii) the voting securities of the Company outstanding immediately prior to such sale or disposition continue to represent (either by remaining outstanding or by being converted into voting securities of the acquiring entity or any parent thereof) more than 50% of the combined voting power of the securities of the entity acquiring such assets or any parent thereof outstanding immediately after such sale or disposition.
For purpose of this Section 2.7, (i) the term “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, and the term “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
2.8 “Code” shall mean the Internal Revenue Code of 1986, as amended, including the treasury regulations thereunder and other applicable guidance.
2.9 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article XI hereof.
2.10 “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.
2.11 “Company” shall mean AutoNation, Inc. and any successor corporation.
2.12 “Director” or “Non-Employee Director” shall mean a member of the Board, as constituted from time to time, who is not an officer or other employee of the Company or any of its subsidiaries.
2.13 “Disability” shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.
2.14 “Effective Date” shall mean the date on which the Plan is approved by a vote of the shareholders of the Company.
2.15 “Eligible Individual” shall mean one serving as a Non-Employee Director.
2.16 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.17 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:
(a) if the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the composite closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the next trading date for which such quotation exists; or
(b) if the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, its Fair Market Value shall be determined in a manner approved by the Committee in good faith.

2.18 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article V hereof.
2.19 “Other Stock-Based Award” shall mean an Award granted to an Eligible Individual pursuant to Article IX hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including, but not limited to, unrestricted Shares.
2.20 “Participant” shall mean an Eligible Individual who has been granted an Award.
2.21 “Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act).
2.22 “Plan” shall have the meaning set forth in Article I.
2.23 “Restricted Stock” shall mean an Award of Shares made under Article VI hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.24 “Restricted Stock Unit” shall mean a contractual right awarded under Article VII hereof to receive Shares or cash, as determined by the Administrator.
2.25 “Retirement” shall mean termination of Board service as a result of a Non-Employee Director’s retirement or resignation from the Board after having reached age 55 and having provided at least six (6) years of Board service to the Company.
2.26 “Section 409A” shall mean Section 409A of the Code.
2.27 “Securities Act” shall mean the Securities Act of 1933, as amended.
2.28 “Share Limit” shall have the meaning provided in Section 3.1 hereof.
2.29 “Shares” shall mean shares of Common Stock.
2.30 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article VIII hereof.
2.31 “Substitute Award” shall mean any Award granted in assumption of, or in substitution for, an award of a company or business acquired by the Company or with which the Company combines.
ARTICLE III
SHARES SUBJECT TO THE PLAN
3.1    Number of Shares. Subject to Section 3.3 hereof, the maximum number of Shares available for issuance under the Plan (the “Share Limit”) shall be 400,000 Shares. Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that have been or may be reacquired by the Company in the open market, in private transactions, or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award shall no longer be available for grant under the Plan. Shares delivered or deliverable in connection with a Substitute Award shall not be deemed granted or issued under the Plan for purposes of Section 3.1.
3.2    Individual Limitation. No Director shall be granted Awards in any calendar year with an aggregate grant date Fair Market Value (determined, with respect to Options and Stock Appreciation Rights, based on a Black-Scholes or other option valuation methodology determined by the Committee) in excess of $750,000 per Director or which, together with cash compensation paid for the Non-Employee Directors’ services would exceed $1,000,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

3.3    Adjustments.
(a)    In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, or any other change affecting the Shares or the Share price (any such occurrence or event, a “Change in Capitalization”), the Administrator shall make such equitable adjustments as it determines to be appropriate and equitable, in its sole discretion, to prevent dilution or enlargement of rights, if any, to reflect such change with respect to (i) the aggregate number and kind of shares or other securities that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit); (ii) the number and kind of shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per Share for any outstanding Awards under the Plan. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate value equal to the Fair Market Value of the Shares covered by such Award, reduced by the aggregate exercise price or purchase price thereof, if any. In the case where the exercise price per Share of an Option or Stock Appreciation Right exceeds the Fair Market Value per Share, the Administrator may cancel, in its sole discretion, such Option or Stock Appreciation Right for no payment. The Administrator’s determinations pursuant to this Section 3.3(a) shall be final, binding and conclusive.
(b)    No action shall be taken under this Section 3.3 which shall cause an Award to fail to comply with Section 409A or an exemption therefrom, to the extent applicable to such Award.
ARTICLE IV
GRANTING OF AWARDS
4.1    Participation. The Committee may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award and the terms and conditions thereof, which shall not be inconsistent with the requirements of the Plan.
4.2    Award Agreement. Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan.
4.3    Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
ARTICLE V
OPTIONS
5.1    Granting of Options to Eligible Individuals. The Administrator is authorized to grant non-qualified Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.
5.2    Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.
5.3    Option Term. The term of each Option shall be set forth in the Award Agreement; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted. The Award Agreement shall set forth the time period during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the expiration date of the Award term. Except as limited by the requirements of this Section 5.3 and Section 409A, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised.

5.4    Option Vesting.
(a)    The terms and conditions pursuant to which an Option vests and becomes exercisable shall be set forth in the applicable Award Agreement. Such vesting may be based on service as a Director, attainment of one or more performance goals, or any other criteria selected by the Administrator. At any time after grant of an Award of Options, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which the Options vest; provided that in no event shall an Award of Options become exercisable following its expiration, termination or forfeiture.
(b)    No portion of an Option which is unexercisable at a Participant’s termination of service shall thereafter become exercisable, except as may be otherwise provided in the Plan, the applicable Award Agreement or by action of the Administrator following the grant of the Option.
5.5    Partial Exercise of Options. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares.
5.6    Manner of Exercise of Options. A Participant may exercise an exercisable Option, subject to applicable requirements established by the Administrator, by providing written notice of exercise accompanied by paying the full exercise price (and applicable withholding taxes, if any) to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in one or more of the following manners: (i) cash in U.S. dollars, (ii) Shares (including Shares issuable pursuant to the exercise of the Option) having a Fair Market Value on the date of exercise equal to the aggregate payments required, (iii) cashless exercise via a broker approved by the Company or (iv) other form of legal consideration acceptable to the Administrator.
ARTICLE VI
RESTRICTED STOCK
6.1    Grant of Restricted Stock.
(a)    The Administrator is authorized to grant Restricted Stock to Eligible Individuals from time to time, in its sole discretion, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock, which terms and conditions shall be set forth in the Award Agreement and shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
(b)    In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by applicable law.
6.2    Rights as Shareholders. Upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided herein or in the Award Agreement, all the rights of a shareholder with respect to said Shares. This includes, but is not limited to, the right to vote Shares of Restricted Stock as the record owner thereof, and the right to receive dividends and other distributions payable to an Eligible Individual during the restriction period; provided, however, that, the Award Agreement may provide that any distributions with respect to the Shares shall be subject to the restrictions set forth in Section 6.3 hereof.
6.3    Restrictions. All Shares of Restricted Stock (including any Shares received by Participants thereof with respect to Shares of Restricted Stock as a result of a Change in Capitalization) shall be subject to the restrictions, vesting requirements and other conditions set forth in the Award Agreement. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability. Such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as may be set forth in the Award Agreement, including, without limitation, criteria based on the Participant’s continuing to serve as a Director, Company or individual performance, or other criteria set forth in the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.
6.4    Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing Shares of Restricted Stock, if any, must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted

Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.
6.5    Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of grant of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after timely filing such election with the Internal Revenue Service.
ARTICLE VII
RESTRICTED STOCK UNITS
7.1 Grant of Restricted Stock Units.
(a)    The Administrator is authorized to grant Restricted Stock Units to Eligible Individuals from time to time, in its sole discretion, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock Units, which terms and conditions shall be set forth in the Award Agreement and shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock Units as it deems appropriate.
(b)    The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units shall be issued (or, if provided in the Award Agreement, cash in lieu thereof shall be paid), which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become non-forfeitable. Such conditions and dates shall be established in accordance with the applicable provisions of Section 409A or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or, if provided in the Award Agreement, the Fair Market Value of one such Share in cash) for each vested and non-forfeitable Restricted Stock Unit.
(c)    If and to the extent that the applicable Award Agreement may so provide, a Participant shall have the right to receive dividend equivalents on Restricted Stock Units granted under the Plan. Unless otherwise provided in the applicable Award Agreement, any Shares received as a dividend equivalent underlying an Award shall be subject to the same restrictions as the Shares underlying such Award.
ARTICLE VIII
STOCK APPRECIATION RIGHTS
8.1    Grant of Stock Appreciation Rights.
(a)    The Administrator is authorized to grant Awards of Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.
(b)    Each Award of Stock Appreciation Rights shall entitle the Participant to exercise all or a specified portion of the Award of Stock Appreciation Rights (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Share of the Stock Appreciation Rights from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Stock Appreciation Rights that shall have been exercised, subject to any limitations the Administrator may impose or set forth in the Award Agreement. Such amount shall be payable in Shares or in cash, as determined by the Administrator. The exercise price per Share subject to each Award of Stock Appreciation Rights shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Stock Appreciation Rights are granted.
8.2    Stock Appreciation Right Vesting.
(a)    The terms and restrictions pursuant to which a Stock Appreciation Right vests and becomes exercisable shall be set forth in the applicable Award Agreement. Such vesting may be based on service as a Director, attainment of one or more performance goals or any other criteria selected by the Administrator. At any time after grant of an Award of Stock Appreciation Rights, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which the Stock Appreciation Rights vest; provided that in no event shall an Award of Stock Appreciation Rights become exercisable following its expiration, termination or forfeiture.
(b)    No portion of an awarded Stock Appreciation Right which is unexercisable at a Participant’s termination of service shall thereafter become exercisable, except as may be otherwise provided in the Plan, the applicable Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.
8.3    Manner of Exercise. A Participant may exercise an exercisable Stock Appreciation Right subject to applicable requirements established by the Administrator. Upon written notice of exercise, full payment of the applicable withholding taxes, if any, shall be made to Company for the Shares with respect to which the Stock Appreciation Rights, or portion thereof, are exercised, in a manner permitted by Section 5.6 in respect of Options.
8.4    Stock Appreciation Right Term. The term of each Award of Stock Appreciation Rights shall be set forth in the Award Agreement; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Rights are granted. The Award Agreement shall set forth the time period during which the Participant has the right to exercise any vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Award term. Except as limited by the requirements of this Section 8.4 and Section 409A, the Administrator may extend the term of any outstanding Stock Appreciation Rights, and may extend the time period during which vested Stock Appreciation Rights may be exercised.
8.5    No Net Share Counting. Stock Appreciation Rights to be settled in Shares shall be counted in full against the number of Shares available for award under the Plan under Section 3.1 regardless of the number of Shares issued upon settlement of the Stock Appreciation Rights.
ARTICLE IX
OTHER STOCK-BASED AWARDS
9.1    The Administrator is authorized to grant Awards of Other Stock-Based Awards to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, consistent with the Plan.
ARTICLE X
ADDITIONAL TERMS OF AWARDS
10.1    Change in Control. Unless otherwise set forth in an Award Agreement, upon a Change in Control, (i) each Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions and forfeiture conditions applicable to any Award granted shall lapse and (iii) the Shares underlying outstanding Restricted Stock Units shall be delivered to the Participant.
10.2    Transferability of Awards. No Award shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution, except that, upon approval by the Board, the Participant may transfer an Award (a) pursuant to a domestic relations order as defined for purposes of the Employee Retirement Income Security Act of 1974, as amended, or (b) by gift: (i) to a member of the “Family” (as defined below) of the Participant, or (ii) to a trust for the exclusive benefit of the Participant, one or more members of the Participant’s Family and which is organized to achieve the estate planning objectives of the Participant, or (c) by gift: to any limited liability company or partnership (x) substantially all of the economic interests of which are held by or for the benefit of the Participant or members of the Participant’s Family, and (y) which is under the voting control of such Participant or Family members, or (d) any combination of the foregoing; provided that any such transferee shall enter into a written agreement to be bound by the terms of this Plan and the applicable Award. For this purpose, “Family” shall mean the ancestors, step-parent, mother in-law, father in-law, spouse, siblings, spouses of siblings, niece, nephew, lineal descendants, spouses of lineal descendants and step children of the Participant.
10.3    Conditions to Issuance of Shares.
(a)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements and representations as the Administrator, in its discretion, deems advisable in order to comply with any laws, regulations, or requirements.
(b)    All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.
(c)    The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a trading window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)    No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
(e)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
10.4    Prohibition on Repricing. Except as provided in Section 3.3, in no event shall (a) an Option or Stock Appreciation Right be cancelled in exchange for cash when the applicable exercise price per Share exceeds the Fair Market Value of one Share or (b) the exercise price with respect to an Option or Stock Appreciation Right be reduced following the grant of such Award, nor shall an Option or Stock Appreciation Right be cancelled in exchange for a replacement Award with a lower exercise price, without the approval of the Company’s stockholders.
10.5    Termination of Board Service.
(a)    Except as set forth below, and unless the Administrator or Award Agreement provides otherwise, if a Participant’s service as a Director is terminated, all unvested Awards held by such Participant at the time of such termination shall immediately terminate and such Participant shall have no further right to receive cash or purchase or receive Shares pursuant to such Award; provided, however, that all Options and Stock Appreciation Rights, to the extent exercisable on the date of such termination, shall remain exercisable until the earlier of (i) the expiration date of such Option or Stock Appreciation Right and (ii) the 60th day following the date of such termination.
(b)    Notwithstanding the above, unless the Administrator or Award Agreement provides otherwise, if a Participant’s service as a Director is terminated by reason of death, Disability or Retirement, all Awards held by such Participant at the time of such termination shall become immediately vested, and all Options and Stock Appreciation Rights shall become exercisable in full and shall remain exercisable until the earlier of (i) the expiration date of such Option or Stock Appreciation Right and (ii) the third anniversary of the date of such termination.
ARTICLE XI
ADMINISTRATION
11.1    Administrator. Except to the extent determined by the Board, the Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall be referred to herein as the “Administrator.”
11.2    Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Award Agreement, provided that the rights or obligations of the holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 12.1 hereof.
11.3    Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:
(a)    Designate Eligible Individuals to receive Awards;
(b)    Determine the type or types of Awards to be granted to Eligible Individuals;
(c)    Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting (including full vesting upon grant), lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e)    Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g)    Decide all other matters that must be determined in connection with an Award;
(h)    Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
(j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
11.4    Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.
11.5    Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board the authority to grant or amend Awards or to take other administrative actions pursuant to this Article XI. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.5 shall serve in such capacity at the pleasure of the Board and the Committee.
ARTICLE XII
MISCELLANEOUS PROVISIONS
12.1    Amendment, Suspension or Termination of the Plan. The Plan may be amended or terminated at any time by action of the Board. However, no amendment may, without shareholder approval, (i) increase the aggregate number of Shares available for Awards, (ii) extend the term of the Plan, (iii) materially expand the types of Awards available under the Plan, (iv) change the definition of Eligible Individual to add a category or categories of individuals who are eligible to participate in the Plan, (v) delete or limit the prohibition against repricing of Awards contained in Section 10.4, or (vi) make other changes which require approval by the shareholders of the Company in order to comply with applicable law or applicable stock market rules. No amendment or termination of the Plan or any Award Agreement may adversely modify any individual’s rights under an outstanding Award unless such individual consents to the modification in writing.
12.2    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
12.3    Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code, the Exchange Act or the Securities Act shall include any amendment or successor thereto.
12.4    Governing Law. The Plan and any programs and agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.
12.5    Section 409A. The Plan and Awards are intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, the Participant shall not be considered to have terminated service with the Company for purposes of the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A. Each amount to be paid or benefit to be provided to the Participant pursuant to the Plan which constitutes deferred compensation subject to Section 409A shall be construed as a separate identified payment for purposes of Section 409A.
12.6    No Rights to Awards. No Eligible Individual or other individual shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other individuals uniformly.
12.7    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company.
12.8    Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
12.9    Expenses. The expenses of administering the Plan shall be borne by the Company.
12.10    Clawback. Awards shall be subject to any compensation recovery policy that is applicable to Directors adopted by the Company from time to time, including, without limitation, policies adopted to comply with applicable law.
12.11    Term of Plan. Unless earlier terminated by the Board pursuant to Section 12.1, the Plan shall terminate on the tenth anniversary of the Effective Date; provided, however, any Awards that are outstanding as of the date of the Plan’s termination shall remain in effect, and the terms of the Plan shall apply until such Awards terminate as provided in the applicable Award Agreements.

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AUTONATION, INC.
200 SW 1ST AVE, SUITE 1400
FORT LAUDERDALE, FL 33301
ATTN: THOMAS J. MILA

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Rick L. Burdick	☐	☐	☐
1b. David B. Edelson	☐	☐	☐
1c. Robert R. Grusky	☐	☐	☐
1d. Norman K. Jenkins	☐	☐	☐
1e. Lisa Lutoff-Perlo	☐	☐	☐
1f. Michael Manley	☐	☐	☐
1g. G. Mike Mikan	☐	☐	☐
1h. Jacqueline A. Travisano	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
6. Adoption of stockholder proposal regarding political contributions.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] | Date

JOB #

Signature (Joint Owners) | Date

SHARES
CUSIP #
SEQUENCE #

R1.0.0.6
0000629441_1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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AUTONATION, INC.
Annual Meeting of Stockholders
April 24, 2024 8:00 AM EDT

This proxy is solicited on behalf of the Board of Directors of AutoNation, Inc.

Michael Manley and C. Coleman Edmunds, each with power of substitution, are hereby authorized to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the virtual Annual Meeting of Stockholders of AutoNation, Inc. to be held on April 24, 2024, or any postponements or adjournments thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR all nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, FOR Proposal 5 and AGAINST Proposal 6.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Proxy Statement and the Annual Report for the fiscal year ended December 31, 2023 furnished herewith.

0000629197_2 R1.0.0.6

Continued and to be signed on reverse side